PRELIMINARY PROXY MATERIALS – SUBJECT TO COMPLETION

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 2)

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

Stillwater Mining Company

(Name of Registrant as Specified In Its Charter)

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PRELIMINARY PROXY — SUBJECT TO COMPLETION

Stillwater Mining Company

March —, 2013

Dear Fellow Stillwater Mining Company Shareholder:

You are cordially invited to attend our Annual Meeting of Shareholders on [—] at [—] a.m. (Mountain Daylight Time) at the Stillwater Mine, Nye, Montana.

Your Board of Directors is recommending a highly qualified, experienced and diverse slate of director nominees for election to our Board of Directors at the Annual Meeting. At the Annual Meeting, we will ask you to: (1) elect eight directors; (2) ratify the appointment of KPMG, LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending December 31, 2013; (3) cast an advisory vote to approve named executive officer compensation; (4) to vote on a shareholder-proposed By-law amendment requiring supermajority voting for certain Board actions; and (5) take action upon any other business as may properly come before the Annual Meeting.

Your management team will further elaborate at the Annual Meeting on our strategy to deliver enhanced shareholder value. We also will review our progress during the past year and answer your questions. Additionally, shareholders will have the opportunity to personally visit the Stillwater Mine operations site of the Far West and Blitz projects, and participate in a brief underground tour of the Blitz tunnel-boring machine area. If you intend to participate in the mine tour, please wear casual clothing.

The accompanying materials include the Notice of Annual Meeting of Shareholders and Proxy Statement. The Proxy Statement describes the business that we will conduct at the Annual Meeting. It also provides information about us that you should consider when you vote your shares.

This year’s Annual Meeting will be a particularly important one, and YOUR vote is extremely important.

Whether or not you will be able to attend the Annual Meeting, it is very important that your shares be represented. We urge you to read the accompanying Proxy Statement carefully and to use the enclosed WHITE proxy card to vote for the Board’s nominees, and in accordance with the Board’s recommendations on the other proposals, as soon as possible. You may vote your shares by signing and dating the enclosed WHITE proxy card and returning it in the postage–paid envelope provided, whether or not you plan to attend the Annual Meeting. For your convenience, you may also vote your shares via the Internet or by a toll–free telephone number by following the instructions on the enclosed WHITE proxy card.

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Please note, you may receive solicitation materials from a dissident shareholder, Clinton Relational Opportunity Master Fund, L.P. (together with certain of its affiliates, the “Clinton Group”), seeking your proxy to vote for nominees to become members of the Board of Directors and a proposal calling for a supermajority voting requirement for the Board of Directors to take certain action. THE BOARD OF DIRECTORS URGES YOU NOT TO SIGN OR RETURN ANY [COLOR] PROXY CARD SENT TO YOU BY THE CLINTON GROUP. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE BOARD’S NOMINEES.

YOUR VOTE IS EXTREMELY IMPORTANT THIS YEAR IN LIGHT OF THE PROXY CONTEST BEING CONDUCTED BY THE CLINTON GROUP.

Whether or not you plan to attend the meeting, and whatever the number of shares you own, please complete, sign, date and promptly return the enclosed WHITE proxy card. Please vote by telephone, the Internet or by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you own shares in “street name” through a bank, broker or other nominee, you may vote your shares by telephone or Internet by following the instructions on the enclosed proxy card. Please note, however, that if you wish to vote at the meeting and your shares are held of record by a broker, bank or other nominee, you must obtain a “legal” proxy issued in your name from that record holder.

THE BOARD URGES YOU NOT TO SIGN ANY [COLOR] PROXY CARD SENT TO YOU BY THE CLINTON GROUP. IF YOU HAVE PREVIOUSLY SIGNED AND RETURNED A [COLOR] PROXY CARD SENT TO YOU BY THE CLINTON GROUP, YOU CAN REVOKE IT BY SIGNING, DATING AND MAILING THE ENCLOSED WHITE PROXY CARD IN THE ENVELOPE PROVIDED. ONLY YOUR LATEST DATED PROXY WILL BE COUNTED.

Thank you for your continued support. If you have any questions, please contact Innisfree M&A Incorporated, our proxy solicitor assisting us in connection with the Annual Meeting. Shareholders may call toll–free at (877) 825–8906.

Very truly yours,

Francis R. McAllister
Chairman and Chief Executive Officer

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Stillwater Mining Company

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Time and Date	[—] a.m. (Mountain Daylight Time), on [—], 2013

Place	Stillwater Mine, 2562 Nye Road Nye, Montana 59061

Items of Business	(1) To elect the eight nominees named in the attached proxy.

(2) To ratify the appointment of KPMG LLP as the Company’s independent registered accounting firm for 2013.

(3) To conduct an advisory vote to approve named executive officer compensation.

(4) To vote on a shareholder-proposed By-law amendment requiring supermajority voting for certain Board actions.

(5) To conduct such other business properly presented at the meeting or any postponements or adjournments thereof.

Adjournments and Postponements	Any actions on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Record Date	You are entitled to vote only if you were a Stillwater Mining Company shareholder as of the close of business on [—].

Meeting Admission	You are entitled to attend the annual meeting only if you were a Stillwater Mining Company shareholder as of the close of business on [—] or hold a valid proxy for the annual meeting. In addition, if you are a shareholder of record, your ownership as of the record date will be verified prior to admittance into the meeting. If you are not a shareholder of record but hold shares “in street name” through a broker, trustee or nominee, you must provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to [—] or similar evidence of ownership. If you do not comply with the other procedures outlined above, you will not be admitted to the annual meeting.

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The annual meeting will begin promptly at [—] a.m., local time. Check-in will begin thirty minutes prior to the meeting time, and you should allow ample time for the check-in procedures. Parking at the meeting location is limited. The Company will provide transportation to the meeting site from our offices in Columbus, Montana. Additional information will be provided on our corporate website.

Voting	Your vote is very important. Whether or not you plan to attend the annual meeting, we hope you will vote as soon as possible. If you received a paper copy of a proxy or voting instruction card by mail, you may submit your proxy or voting instruction card for the annual meeting by voting by phone, the internet, or by signing, dating and returning your proxy in the postage-paid envelope provided.

By order of the Board of Directors,

Brent R. Wadman

Deputy General Counsel & Corporate Secretary

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This notice of annual meeting and proxy statement and form of proxy are being distributed

and made available on or about March     , 2013.

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PRELIMINARY PROXY MATERIALS – SUBJECT TO COMPLETION

Stillwater Mining Company

PROXY STATEMENT ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON [—], 2013

This Proxy Statement is being furnished to the shareholders of Stillwater Mining Company (the “Company”) in connection with the solicitation by the Company’s Board of Directors (the “Board”) of proxies to be voted at the Annual Meeting of Shareholders of the Company and any postponements or adjournments thereof. The meeting will be held on [—], 2013, at [—] a.m. (Mountain Daylight Time) at the Stillwater Mine, 2562 Nye Road, Nye, Montana 59061.

These proxy solicitation materials were first mailed on or about [—], 2013, to all shareholders entitled to vote at the meeting. The meeting is being held:

1.	To elect the eight nominees named in this proxy statement to the Company’s Board.

2.	To ratify the appointment of KPMG LLP as the Company’s independent registered accounting firm for 2013.

3.	To conduct an advisory vote to approve named executive officer compensation.

4.	To vote on a shareholder-proposed By-law amendment requiring supermajority voting for certain Board actions.

5.	To conduct such other business properly presented at the meeting or any postponements or adjournments thereof.

GENERAL INFORMATION

Solicitation

The enclosed proxy is being solicited by the Board on behalf of the Company. The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, the officers, directors and employees of the Company may solicit proxies by telephone, telegraph, facsimile, electronic means or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Common Stock of the Company (the “Common Stock”) registered in the names of nominees. The Company will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

Voting Rights

Holders of shares of Common Stock at the close of business on [—], 2013 (the “Record Date”) are entitled to notice of and to vote at the meeting. On the Record Date, [—] shares of Common Stock were issued, outstanding and entitled to vote. The holders of at least 50% of the shares of Common Stock issued, outstanding and entitled to vote at the meeting, present in person or by proxy, constitutes a quorum.

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On December 13, 2010, MMC Norilsk Nickel, the Company’s then largest shareholder completed the sale of 49.8 million shares of Common Stock owned by its wholly owned subsidiary, Norimet Limited. In connection with this transaction, Credit Suisse Capital LLC acquired 3,600,000 shares of Common Stock and UBS AG acquired 5,400,000 shares of Common Stock. On December 13, 2010, the Company entered into Voting Agreements with UBS AG and Credit Suisse Capital LLC. Pursuant to the Voting Agreements, UBS AG and Credit Suisse Capital LLC, agreed, subject to certain conditions, to cause all of these shares (to the extent they are still beneficially owned by them) to be counted as present at any meeting of the Company’s shareholders, including the Annual Meeting, and to vote these shares in the same proportion as all of the outstanding shares of Common Stock are actually voted.

Each share of Common Stock outstanding on the Record Date is entitled to one vote.

Voting

The vote of the holders of (i) a plurality of votes cast by the shares present in person or represented by proxy is required to elect eight nominees standing for the election of directors, (ii) a majority of the shares present in person or represented by proxy is required to approve Proposal 2, regarding the ratification of the selection of KPMG LLP as the Company’s independent registered accounting firm, Proposal 3, the advisory vote on the compensation of our named executive officers and Proposal 4, the shareholder-proposed By-law amendment.

If a shareholder abstains from voting on any matter, the Company intends to count such shareholder as present for purposes of determining whether a quorum is present at the meeting for the transaction of business. If you sign and return the WHITE proxy card, unless contrary instructions are indicated, the shares of Common Stock represented by such proxy will be voted FOR the election as directors of the nominees named in this proxy statement, FOR ratification of the selection of KPMG LLP as the Company’s independent registered accounting firm, FOR the advisory vote on executive compensation, and AGAINST the shareholder-proposed By-law amendment. Additionally, the Company intends to count broker “non-votes” as present for purposes of determining the presence or absence of a quorum for the transaction of business but broker non-votes, if any, will have the effect of a vote against any matter. A non-vote occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Abstentions will have the effect of a vote against Proposals 2, 3, and 4.

If you are a participant in the Company’s 401(k) plan, the enclosed WHITE voting instruction form will serve to direct Reliance Trust Company, as trustee of our 401(k) plan, how to vote the shares of our common stock attributable to your individual account. The deadline for providing your voting instructions to the trustee is 11:59 PM (EDT) on [—], 2013. If you do not provide voting directions to Reliance Trust Company by that time, the shares attributable to your account will be voted proportionally to the voting instructions received from the other voting participants of the Company’s 401(k) plan.

Neither management nor the Board knows of any other matters to be brought before the meeting. If other matters are presented properly to the shareholders for action at the meeting or postponements or adjournments thereof, then the proxy holders named in the proxy have advised that they intend to vote in their discretion on all matters in which the shares of Common Stock represented by such proxy are entitled to vote.

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Receipt of Multiple Proxy Cards

Many of our shareholders hold their shares in more than one account and may receive separate proxy cards or voting instructions forms for each of those accounts. To ensure that all of your shares are represented at the annual meeting, we recommend that you vote every WHITE proxy card you receive.

Additionally, please note that the Clinton Group has indicated its intent to nominate alternative nominees for election at the annual meeting and to present a proposal calling for a supermajority voting requirement for certain Board action. In connection with the Clinton Group’s alternative nominations and proposal, you may receive proxy solicitation materials from the Clinton Group, including an opposition proxy statement and a [color] proxy card. Your Board unanimously recommends that you disregard and do not return any [color] proxy card you receive from the Clinton Group.

If you have already voted using the Clinton Group’s [color] proxy card, you have every right to change your vote and revoke your prior proxy which is done by signing and dating the enclosed WHITE proxy card and returning it in the postage–paid envelope provided or by voting via the Internet or by telephone by following the instructions provided on the enclosed WHITE proxy card. Only the latest dated proxy you submit will be counted. If you withhold your vote on any Clinton Group nominee using the Clinton Group’s [color] proxy card, your vote will not be counted as a vote for the Board’s nominees and will result in the revocation of any previous vote you may have cast on our WHITE proxy card. Accordingly, if you wish to vote pursuant to the recommendation of our Board, you should disregard any proxy card that you receive that is not a WHITE proxy card.

Revocability of Proxies

Any proxy may be revoked at any time before it is voted by (i) written notice to the Company’s Corporate Secretary, (ii) receipt of a proxy properly signed and dated subsequent to an earlier proxy, or (iii) by revoking in person at the meeting or voting in person at the meeting. If not revoked, the shares of Common Stock represented by a proxy will be voted according to the proxy.

If you have previously signed a [color] proxy card sent to you by the Clinton Group, you may change your vote and revoke your prior proxy by signing and dating the enclosed WHITE proxy card and returning it in the postage–paid envelope provided or by voting via the Internet or by telephone by following the instructions on the enclosed WHITE proxy card. Submitting a Clinton Group [color] proxy card—even if you withhold your vote on the Clinton Group nominees—will revoke any votes you previously made via our WHITE proxy card. Accordingly, if you wish to vote pursuant to the recommendation of our Board, you should disregard any proxy card that you receive that is not a WHITE proxy card and do not return any [color] proxy card that you may receive from the Clinton Group, even as a protest vote against the Clinton Group.

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Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Shareholders to be held on [—], 2013.

The proxy statement, proxy card, and the Annual Report on Form 10-K for the year ended December 31, 2012, are available on our website at www.stillwatermining.com under the heading “Investor Relations”. You may obtain directions to attend the annual meeting on our website at www.stillwatermining.com under the heading “Investor Relations”.

PROPOSAL 1:

ELECTION OF DIRECTORS

The following Directors have agreed to stand for re-election as Directors at this year’s annual meeting and have been approved by the Nominating Committee of the Board.

The eight (8) persons set forth below have been nominated to serve as directors of the Company until the next annual meeting of shareholders or until their respective successors are elected and each person has consented to being named as a nominee. All of the nominees are currently directors of the Company.

Directors are elected by a plurality of the votes cast by shareholders who are present in person or represented by proxy and entitled to vote at a meeting at which a quorum is present. Brokers and other nominees will not have discretionary authority to vote your shares if you hold your shares in street name and do not provide instructions as to how your shares should be voted on this proposal.

The Board of Directors unanimously recommends that you vote FOR all of the Board’s nominees.

It is anticipated that proxies will be voted for the nominees listed below, and the Board has no reason to believe any nominee will not continue to be a candidate or will not be able to serve as a director if elected. In the event that any nominee named below is unable to serve as a director, the proxy holders named in the proxies have advised that they will vote for the election of such substitute or additional nominees as the Board may propose. Should the Company lawfully identify or nominate substitute or additional nominees before the Annual Meeting, we will file supplemental proxy materials that identifies such nominee(s), discloses whether such nominee(s) have consented to being named in the proxy material and to serve if elected and includes the relevant required disclosures with respect to such nominee(s).

The name and age of each nominee, his or her principal occupation for at least the past five (5) years and certain additional information is set forth below. Such information is as of the date hereof and is based upon information furnished to the Company by each nominee.

Background on the Solicitation

On December 20, 2012, the Clinton Group, Inc. sent, and publicly disclosed, a letter to the Company’s Board of Directors outlining several issues and concerns regarding, among other things, the Company’s operations, acquisition strategy, and governance and stating Clinton Group’s belief that the Company “should augment the board with new directors and the long-serving incumbents should resign”. In particular, the Clinton Group raised concerns regarding the Company’s spending on marketing, its acquisition of Marathon and Altar, its recent issuance of convertible debt and the need for succession planning.

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On January 16, 2013, certain of the Board’s independent directors and the Company’s Chief Executive Officer met with representatives of the Clinton Group to discuss the issues raised in the December 20, 2012 letter as described above.

On February 25, 2013, the Clinton Group, which on that date beneficially owned approximately a 1.1% of the Company’s shares, delivered a notice to the Company indicating its intent to nominate eight alternative candidates to stand for election to the Board of Directors at the 2013 Annual Meeting of Shareholders and notified the Company that it would present a proposal calling for a supermajority voting requirement for the Board of Directors to take certain action.

Nominees for Election

Francis R. McAllister (age 70). Francis R. McAllister became a director of the Company on January 9, 2001 and the Chairman of the Board and Chief Executive Officer of the Company on February 12, 2001. Prior to his appointment to the Board, Mr. McAllister was with ASARCO Incorporated from 1966 to 1999, serving as Chairman and Chief Executive Officer in 1999, Chief Operating Officer from 1998 to 1999, Executive Vice President — Copper Operations from 1993 to 1998, Chief Financial Officer from 1982 to 1993 and in various professional and management positions from 1966 to 1982. He currently serves on the Board of Directors of Cliffs Natural Resources (f/k/a Cleveland Cliffs, Inc.), an iron ore and coal mining company.

The Board believes that Mr. McAllister should continue to serve on the Board of Directors based on his leadership of the Board and as Chief Executive Officer of the Company through 12 years of significant challenges and growth, and his significant knowledge and deep understanding of the Company and the mining industry.

Craig L. Fuller (age 62). Craig L. Fuller was appointed a director of the Company on June 16, 2003. Mr. Fuller has been the President and Chief Executive Officer of the Aircraft Owners and Pilots Association (AOPA) since January 1, 2009. AOPA is the largest general aviation membership organization in the world.

From 2007 to 2009, Mr. Fuller was Executive Vice President of APCO Worldwide and he remains a member of the APCO Worldwide International Advisory Council.

From 1999 to 2007, Mr. Fuller was the President and Chief Executive Officer of the National Association of Chain Drug Stores (NACDS). NACDS is a leading consulting organization focused on major health care policy issues.

From 1981 to 1989, Mr. Fuller served in the White House as assistant to President Ronald Reagan for cabinet affairs and then as Chief of Staff to Vice President George H.W. Bush. From 1988 to 1989, he served as co-director of President-elect Bush’s transition team.

Upon leaving the White House to enter the private sector, Mr. Fuller joined The Wexler Group, later acquired by Hill & Knowlton, where, from 1989 to 1992 he served as President of its U.S. operations and head of worldwide public affairs. From 1992 to 1996 he was Senior Vice President for Corporate Affairs at Philip Morris Companies. From 1996 to 1999 he led the board of directors practice at Korn/Ferry International and in 1995 and 1996 served as Vice Chairman of Burson-Marsteller.

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With regular interviews on politics and public affairs, as well as weekly and monthly online columns, Mr. Fuller is a frequent commentator and speaker on a wide range of topics. He is a director of the United States Chamber of Commerce and the National Chamber Foundation. Additionally, he is a trustee of the George Bush Presidential Library Foundation, and served for 10 years as a trustee of the John F. Kennedy Center for the Performing Arts.

Mr. Fuller earned his Bachelor of Science in Political Science from the University of California at Los Angeles and a master’s degree in Urban Affairs from Occidental College.

The Board believes Mr. Fuller should continue to serve on the Board of Directors based on his extensive management and leadership experience in the private and public sectors and his deep understanding of our Company and the issues affecting our industry.

Steven S. Lucas (age 47). Steven S. Lucas was appointed a director of the Company on June 23, 2003. Mr. Lucas is a partner in the law firm of Nielsen Merksamer Parrinello Gross & Leoni LLP, a law firm based in California specializing in political, election and government law, and has practiced there since 1995.

Mr. Lucas is a Lecturer in Law at Stanford Law School, teaching “Law and Politics” and “Election Law” for second and third year law students. He has also served on the faculty of, and an author for, the Practising Law Institute’s “Advanced Compliance and Ethics Workshop.” Mr. Lucas is the author of “Designing a Political Law Compliance System for Broker-Dealers and Advisors” which appears in PLI’s treatise “Broker-Dealer Regulation.”

Mr. Lucas previously served at the appointment of the Governor of California as Chairman of the Bipartisan Commission on the Political Reform Act. He is a past president of the California Political Attorneys Association. He has also served on the California Secretary of State’s Task Force on Online Disclosure as well as the California Fair Political Practice Commission Chairman’s Advisory Task Force.

After graduating from law school he clerked for Chief Justice Malcolm Lucas (no relation) of the California Supreme Court, and served as Counsel to the Webster Commission, appointed by the Los Angeles Police Commission to investigate the LAPD’s preparedness for and response to the Los Angeles riots. Mr. Lucas was an attorney at Sullivan & Cromwell from 1991 to 1995.

Mr. Lucas has published numerous opinion-editorial columns relating to constitutional and other legal issues in the Los Angeles Times as well as other California newspapers, and has experience working for federal and state public officials and political campaigns.

Mr. Lucas received his law degree, magna cum laude, from Harvard Law School in 1990, and a B.A. in economics/business, magna cum laude, from UCLA in 1987.

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The Board believes Mr. Lucas should continue to serve on the Board of Directors based on his strong legal background and understanding of our Company.

Patrick M. James (age 67). Patrick M. James was appointed a director of the Company on January 9, 2001 and has served as the Company’s lead independent director since July 24, 2002. Since March 2001, Mr. James has been an independent natural resource management consultant and professional corporate director. Mr. James was the President, Chief Executive Officer, and Director of Rio Algom Limited from June 1997 to March 2001, following the sale of the company in 2000. Prior to joining Rio Algom Limited, Mr. James spent 18 years with Santa Fe Pacific Gold Corporation, becoming President and Chief Operating Officer in 1994 and Chairman, Director, President and Chief Executive Officer in 1995 until the sale of the company in 1997. He served a year on the Newmont Mining, and Newmont Gold Boards during 1997-1998. Mr. James was a Director of Dynatec Corporation, a Canadian nickel mining company from 2001 until its sale in 2007. He was Chairman; Interim President and Chief Executive Officer; and Director of Constellation Copper Corporation, a Canadian base metal mining company from 2002 until December, 2008; when the company filed for bankruptcy protection. Mr. James has been on the Board of General Moly Inc., a company developing a molybdenum mine in Nevada, since December, 2010 as a Director and Chairman. He also served on the Advisory Board for Resource Capital Funds III and IV until 2008. He was Chairman and a Director of Centerra Gold Inc., a Canadian gold mining company from June, 2004, to May, 2012, when he retired from the company. Mr. James is a member of the Colorado School of Mines Foundation Board of Governors.

He received a Masters of Management from the University of New Mexico in 1984, and an Engineer of Mines from Colorado School of Mines in 1968. Mr. James has received several mining industry awards.

The Board believes that Mr. James should continue to serve on the Board of Directors based on his experience in the mining industry for more than 45 years, at levels ranging from underground miner to executive management. Mr. James’ national and international experience in mine development and production and mergers and acquisitions in the mining industry contribute greatly to our Board.

Michael S. Parrett (age 61). Michael S. Parrett was elected to the Board on May 7, 2009. He has been an independent consultant and corporate director since 2002. During 2002, 2003 and the first quarter of 2004, Mr. Parrett served as a financial consultant to Stillwater Mining Company. From 1990 to 2001 he was Chief Financial Officer, President of Rio Algom and Chief Executive of Billiton Base Metals. From 1983 to 1989 Mr. Parrett performed various financial functions, including Controller, Chief Financial Officer, Treasurer, Controller Marketing and Director of Internal Audit at Falconbridge Limited. He has been on the Board of Directors of Pengrowth Energy Corporation since 2004. Since 2010 he has been Chairman of Mongolia Minerals Corporation (a private corporation) and a member of the Board of Directors of Sunshine Silver Mines Corporation (a private corporation). Mr. Parrett was on the Board of Directors of Gabriel Resources Ltd from 2003 to 2010 and was Chairman since December 2005. He was also a Trustee and on the Board of Directors of Fording Canadian Coal Trust from 2003-2008. Mr. Parrett is a Chartered Accountant and received his Bachelor of Arts from York University.

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The Board believes Mr. Parrett should continue to serve on the Board of Directors based on his more than 25 years of mining finance experience, his strong financial and accounting background and his in depth knowledge of financial issues affecting our industry.

Sheryl K. Pressler (age 62). Sheryl K. Pressler has been a director of the Company since May 9, 2002. Ms. Pressler has been an investment and strategy consultant in Atlanta, Georgia since 2001. From 2000 to 2001, she was Chief Executive Officer for Lend Lease Real Estate Investments — United States, a subsidiary of Lend Lease Corporation, an Australian real estate services company. From 1994 to 2000, she was the Chief Investment Officer for the California Public Employees’ Retirement System (CalPERS), the nation’s largest public pension fund. From 1981 to 1994, she was responsible for the management of the Retirement Funds for the McDonnell Douglas Corporation. Ms. Pressler has served on the Board of Directors of ING Funds Unified since 2006 and on the Board of Directors of Centerra Gold since 2008. She is currently a member of the Audit Committee of Centerra Gold Board of Directors. Previously, Ms. Pressler was a director of Nuevo Energy Company from 2002 until 2004 when the company was sold. While on the Nuevo Energy Company Board of Directors, Ms. Pressler served on their Audit Committee. Ms. Pressler received her B.A. in philosophy from Webster University and her M.B.A. from Washington University.

The Board believes Ms. Pressler should continue to serve on the Board of Directors based on her strong investment and strategy background and her deep knowledge of our Company and our industry.

Gary A. Sugar (age 64). Gary A. Sugar has been a director of the Company since August 29, 2012. Mr. Sugar retired in 2011 from RBC Capital Markets after a distinguished 32-year career. Mr. Sugar holds a Bachelor of Science degree in Geology and an M.B.A. from the University of Toronto.

Mr. Sugar initially worked in the mining industry in exploration and corporate development for companies including Cominco, Rio Algom, and Imperial Oil (Exxon). Mr. Sugar joined a predecessor company to RBC Capital Markets in 1979, was appointed a managing director in 1987 and led the mining practice for many years. At RBC Capital Markets he was involved in many significant merger and acquisition transactions, debt and equity financings, advisory assignments and oversight of corporate banking relationships for leading Canadian and international mining companies including Barrick Gold, BHP, Cameco, Caminco, Falconbridge, Inco, Placer Dome, Potash Corp., Rio Algom and Teck. Notable transactions include the acquisitions at Homestake and Placer Dome by Barrick, the sale of Inco to Vale, the acquisition of Cominco by Teck, initiating a three-way merger to form Placer Dome, the initial public offering of Cameco and a $4 billion equity financing by Barrick. He is currently on the Boards of Directors of Osisko Mining Corporation and Romarco Minerals Inc.

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The Board believes Mr. Sugar should continue to serve on the Board of Directors based on his wealth of transactional experience in the mining industry across a broad range of commodities and geographies

George M. Bee (age 54). George Bee has been a director of the Company since November 24, 2012. Mr. Bee served as the President and Chief Executive Officer of Andina Minerals Inc. until the successful sale of the company to Hochschild Mining Ltd. in January 2013. Currently he sits on the board of Stillwater Mining Company and Sandspring Resources Ltd as an independent director. Prior to his current role, he has held various senior management and operational positions at Aurelian Resources, Inc., Kinross Gold Corporation, Palabora Mining Company in South Africa, and at Barrick Gold Corporation. At Barrick his extensive career included managing the teams that developed two large gold mines — Veladero and Pierina. Mr. Bee served briefly on the board of directors of Peregrine Metals Ltd., which was acquired by Stillwater in 2011. He received a Bachelor of Science degree from the Camborne School of Mines in Cornwall, United Kingdom.

The Board believes Mr. Bee should continue to serve on the Board of Directors based on his strong mining background and industry knowledge.

BOARD OF DIRECTORS AND COMMITTEES

The Board met 13 times during 2012. Each director attended 95% or more of the total number of meetings of the Board and each of the committees on which he or she served in 2012. The non-employee directors regularly meet in executive session without management.

It is the Company’s policy that directors are invited and encouraged to attend the Annual Meeting of Shareholders. All of the Company’s directors attended last year’s annual meeting of shareholders in person or by telephone.

Director Independence

The Board follows the standards set forth in the Company’s Corporate Governance Principles when determining director independence, which meet or exceed the listing standards of the New York Stock Exchange (“NYSE”) with respect to director independence. These guidelines can be found on the Company’s corporate website at www.stillwatermining.com, under the heading “Corporate Governance/Independence Criteria for Directors.” A copy may also be obtained upon request from the Company’s Corporate Secretary at Stillwater Mining Company, 1321 Discovery Drive, Billings, Montana 59102.

These guidelines provide objective as well as subjective criteria that the Board will utilize in determining whether each director meets the independence standards of the Securities and Exchange Commission (the “SEC”) and the NYSE applicable to the Company. Additionally, the Company complies with guidelines adopted pursuant to the 2010 Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”).

The Board undertook its annual review of director transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates. The Board also examined transactions and relationships between directors or their affiliates and members of the Company’s senior management or their affiliates.

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The Board affirmatively determined that all of the directors being nominated for election at the annual meeting are independent of the Company and the Company’s management under the standards set forth in the Corporate Governance Principles, with the exception of Francis R. McAllister. Mr. McAllister is considered not independent because he serves as the Company’s Chief Executive Officer.

Committees

Audit Committee. The Company has a standing Audit Committee as defined in Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee held four (4) meetings during 2012. The members of the Audit Committee in 2012 were Sheryl K. Pressler (Chairperson), Steven S. Lucas, and Michael S. Parrett. Each of whom is “independent” and satisfies the additional independence requirements of Section 303A.02 of the NYSE’s listing standards and Rule 10A-3 of the Exchange Act and the NYSE requirements for audit committee members.

The Audit Committee reviews the accounting principles and procedures of the Company and its annual financial reports and statements, recommends to the Board the engagement of the Company’s independent auditors, reviews with the independent auditors the plans and results of the auditing engagement and considers the independence of the Company’s auditors. The Audit Committee is also responsible for reviewing the Company’s finance matters.

The Audit Committee is governed by a written charter which is available on the Company’s corporate website at www.stillwatermining.com, under the heading “Corporate Governance/Committee Charters/Audit Committee.” Copies of this charter are also available in print to shareholders upon request, addressed to the Corporate Secretary at Stillwater Mining Company, 1321 Discovery Drive, Billings, Montana 59102.

The Audit Committee also follows a written Audit and Non-Audit Services Pre-Approval Policy for services to be performed by the independent auditor. Proposed services may be either (i) pre-approved without consideration of specific case-by-case services by the Audit Committee (“General Pre-Approval”) or (ii) require the specific pre-approval of the Audit Committee (“Specific Pre-Approval”). The Audit Committee believes that the combination of these two approaches results in an effective and efficient procedure to pre-approve services performed by the independent auditor to ensure the auditor’s independence is not impaired. Unless a type of service has received General Pre-Approval, it requires Specific Pre-Approval by the Audit Committee if it is to be provided by the independent auditor. Any proposed specific individual project to provide an otherwise generally approved service whose expected fees exceed $25,000 requires an overriding Specific Pre-Approval by the Audit Committee.

For both types of pre-approval, the Audit Committee considers whether such services are consistent with the rules of the SEC on auditor independence. The Audit Committee also considers whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture,

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accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. Using its business judgment, the Audit Committee considers all relevant factors (with no one factor being decisive) when determining whether pre-approval is appropriate.

A General Pre-Approval expires 12 months from the date of pre-approval, unless the Audit Committee states otherwise. From time-to-time the Audit Committee may revise the list of services that are covered by a General Pre-Approval based on subsequent determinations.

This policy is available on the Company’s corporate website at www.stillwatermining.com, under the heading “Governance/Governance Documents/Audit and Non-Audit Policy”. Copies of this policy are also available in print to shareholders upon request, addressed to the Corporate Secretary at Stillwater Mining Company, 1321 Discovery Drive, Billings, Montana 59102.

SEC rules and NYSE listing standards require the Board to determine whether a member of its audit committee is an “audit committee financial expert” and disclose its determination. According to these requirements, an audit committee member can be designated an audit committee financial expert only when the audit committee member satisfies specified qualification requirements, such as experience (or “experience actively supervising” others engaged in) preparing, auditing, analyzing, or evaluating financial statements presenting a level of accounting complexity comparable to what is encountered in connection with the Company’s financial statements. SEC rules further require such qualifications to have been acquired through specified means of experience or education. The Board has determined that Michael S. Parrett, qualifies as an audit committee financial expert under SEC rules. The Board believes that the current members of the Audit Committee are qualified to carry out the duties and responsibilities of the Audit Committee.

Compensation Committee. The Company has a separate Compensation Committee as required under the NYSE listing standards. The Compensation Committee held seven (7) meetings during 2012. During 2012, the members of the Compensation Committee were Steven S. Lucas (Chairman), Craig L. Fuller and Patrick M. James. The Board has determined that all of the members of the Compensation Committee are “independent” under the applicable NYSE listing standards. The principal responsibilities of the Compensation Committee are to establish policies and determine matters involving executive compensation, recommend changes in employee benefit programs, approve the grant of stock options and stock awards under the Company’s stock plans and provide assistance to management regarding key personnel selection. The Compensation Committee’s written charter is available on the Company’s corporate website at www.stillwatermining.com, under the heading “Governance/Committee Charters/Compensation Committee.” Copies of the charter are also available in print to shareholders upon request, addressed to the Corporate Secretary at Stillwater Mining Company, 1321 Discovery Drive, Billings, Montana 59102.

Health, Safety and Environmental Committee. The Company has a Health, Safety and Environmental Committee. The principal responsibilities of this committee are (i) to review the Company’s environmental and occupational health and safety policies and programs, (ii) to oversee the Company’s environmental and occupational health and safety performance, and (iii)

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to monitor current and future regulatory issues. During 2012, the Health, Safety and Environmental Committee consisted of Michael Schiavone (Chairman), Sheryl K. Pressler, and Craig L. Fuller. This committee held three (3) meetings in 2012.

Committee on Ore Reserves. The Company has a Committee on Ore Reserves. The principal responsibilities of this committee are (i) to advise the Board on the appropriateness, accuracy and completeness of the Company’s ore reserves, and (ii) to ensure that management appropriately presents the Company’s ore reserves to regulatory agencies. During 2012, the Committee on Ore Reserves was composed of Michael S. Parrett (Chairman), Patrick M. James and Sheryl K. Pressler. This committee held three (3) meetings in 2012.

Corporate Governance and Nominating Committee. The Company has a Corporate Governance and Nominating Committee as required pursuant to Section 303A.04 of the NYSE’s listing standards. The Corporate Governance and Nominating Committee held seven (7) meetings during 2012. The Corporate Governance and Nominating Committee is composed of Craig L. Fuller (Chairman), Patrick M. James, and Michael Schiavone. The Board has determined that all of the members of the Corporate Governance and Nominating Committee are independent directors under the applicable NYSE listing standards. The Company complies with the requirement of the NYSE to have a Corporate Governance and Nominating Committee comprised entirely of independent directors.

The principal responsibilities of the Corporate Governance and Nominating Committee are (i) identifying and recommending to the Board individuals qualified to serve as directors of the Company and on committees of the Board, (ii) advising the Board as to the appropriate size, function and procedures of the committees of the Board, (iii) developing and recommending to the Board corporate governance principles, and (iv) overseeing evaluation of the Board and the Company’s executive officers.

The Corporate Governance and Nominating Committee is governed by a written charter. The Board also follows written corporate governance guidelines for the Company and a written policy for shareholder nomination of directors. These documents set forth the criteria and methodology the Board will use when considering individuals as nominees to the Board. Current copies of these documents are available on the Company’s corporate website at www.stillwatermining.com under the headings “Governance/Committee Charters/Corporate Governance & Nominating Committee”, “Governance/Governance Principles” and “Governance/Governance Documents/Stockholder Nomination of Directors”, respectively. Copies of these documents are also available in print to shareholders upon request, addressed to the Corporate Secretary at Stillwater Mining Company, 1321 Discovery Drive, Billings, Montana 59102.

The Company has a Business Ethics and Code of Conduct policy applicable to its officers, directors, employees and agents, including the Chief Executive Officer and all senior financial officers, including our principle financial officer and controller. A current copy of this policy is available on the Company’s corporate website at www.stillwatermining.com, under the heading “Governance/Governance Documents/Code of Conduct.” The purpose of this policy is to provide legal, ethical and moral standards for the conduct of the Company’s officers, directors,

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employees and agents. In addition, waivers from and amendments to, our Code of Business Conduct and Ethics that apply to our directors and executive officers, including our principle executive officer, principle financial officer, principle accounting officer, or persons performing similar functions, will be timely posted in the governance section of our website at www.stillwatermining.com. The Board has also adopted a written Code of Ethics for its Chief Executive and Senior Financial Officers which is available on the Company’s corporate website at www.stillwatermining.com, under the heading “Governance/Governance Documents/Code of Ethics for Senior Financial Officers.” This document sets forth specific policies to guide the Chief Executive Officer, Chief Financial Officer and Corporate Controller in the performance of their duties. Copies of these documents are also available in print to shareholders upon request, addressed to the Corporate Secretary at Stillwater Mining Company, 1321 Discovery Drive, Billings, Montana 59102.

Candidate Selection Process

The minimum qualifications for serving as a director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company and have an impeccable record and reputation for honest ethical conduct in both his or her professional and personal activities. In addition, the Corporate Governance and Nominating Committee examines a candidate’s specific experiences and skills, time availability in light of other commitments, potential conflicts of interest and independence from management and the Company. While the Corporate Governance and Nominating Committee has not adopted a formal diversity policy with respect to the selection of director nominees, the committee seeks to have the Board represent a diversity of backgrounds and experiences. As part of this process, the committee evaluates how a particular candidate would strengthen and increase the diversity of the Board and contribute to the Board’s overall balance of perspectives, backgrounds, knowledge, experience and expertise in areas relevant to the Company’s business. The committee assesses its achievement of diversity through review of Board composition as part of the Board’s annual self-assessment process.

The Corporate Governance and Nominating Committee identifies potential nominees by asking current directors and executive officers to notify the committee if they become aware of persons meeting the criteria described above, who have had a change in circumstances that might make them available to serve on the Board, including retirement as a Chief Executive Officer or Chief Financial Officer of a public company or exiting government or military service. The Corporate Governance and Nominating Committee also, from time to time, may engage firms that specialize in identifying director candidates. As described below, the Corporate Governance and Nominating Committee will also consider candidates recommended by shareholders.

Once a person has been identified by the Corporate Governance and Nominating Committee as a potential candidate, the committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Corporate Governance and Nominating Committee determines that the candidate warrants further consideration, the Chairman or another member of the committee contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Corporate Governance and Nominating Committee requests information from the candidate, reviews the candidate’s accomplishments and qualifications, including any other candidates that the committee might be considering, and conducts one or more interviews with the candidate.

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In certain instances, committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Corporate Governance and Nominating Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a shareholder, although, the Board may take into consideration the number of shares held by the recommending shareholder and the length of time that such shares have been held.

Under the Company’s Corporate Governance Principles, the Corporate Governance and Nominating Committee will present a list of candidates to the Board for nomination. The Chief Executive Officer will be included in the process on a non-voting basis. Taking into account the factors outlined above, the Corporate Governance and Nominating Committee will make a recommendation to the Board and the Board will determine which of the recommended candidates to approve for nomination.

Messrs. Sugar and Bee were identified by Board members and vetted through the use of a third-party search firm. The Corporate Governance and Nominating Committee provided the search firm with the preferred search criteria and later interviewed a list of nominees. The Committee recommended their nominations to the Board who subsequently unanimously approved the nominations.

Nomination Process

Nominations of persons for election as directors of the Company may be made at a meeting of shareholders, (a) by or at the direction of the Board, (b) by the Corporate Governance and Nominating Committee or persons appointed by the Board or (c) by any shareholder of the Company entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in Section 3.3 of the Company’s By-Laws. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Company’s Corporate Secretary. To be timely, a shareholder’s notice shall be delivered to or mailed and received at the principal executive office of the Company not less than fifty days nor more than seventy-five days prior to the meeting; provided, however, that in the event that less than sixty days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such shareholder’s notice to the Company’s Corporate Secretary shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Company which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Exchange Act, as now or hereafter amended; and (b) as to the shareholder giving the notice, (i) the name and record address of such shareholder and (ii) the class and number of shares of capital stock of the Company which are beneficially owned by such shareholder.

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The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company. No person shall be eligible for election by the shareholders as a director of the Company unless nominated in accordance with the procedures set forth herein. The Chairman of the meeting of the shareholders shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

Lead Independent Director

In accordance with the Company’s Corporate Governance Principles and By-Laws, the independent directors will designate a lead independent director who will preside at the executive sessions of the Board. Patrick M. James is currently designated as the lead independent director. The lead independent director’s duties include coordinating the activities of the independent directors, coordinating the agenda for and moderating sessions of the Board’s independent directors, facilitating communications between the independent directors and the other member(s) of the Board and conducting the annual CEO evaluation.

Currently, the Company has a combined CEO and Chairman position. Taking into account the role of our lead independent director, we believe this division of responsibilities is the most effective approach for addressing the risks facing the Company and that our Board of Directors’ leadership structure supports this approach. The Board has adopted governance policies and practices to ensure a strong and independent board that provides balance to the combined CEO and Chairman position as well as a required lead independent director.

Board Oversight of Risk

Ultimately, the full Board has responsibility for risk oversight, but our committees help oversee risk in areas over which they have responsibility. The full Board receives regular updates related to various risks for both our company and our industry. The Audit Committee receives and discusses reports regularly from members of management, who are involved in the risk assessment and risk management functions on a daily basis. In addition, the Compensation Committee annually reviews, with the assistance of management, the overall structure of the Company’s compensation program and policies for all employees as they relate to the Company’s risk management practices.

The Board oversees the management of risks inherent in the Company’s businesses and the implementation of its strategic plan. The Board performs this oversight role by implementing multiple levels of review. In connection with its reviews of the operations of the Company’s business units and corporate functions, the Board addresses the primary risks associated with those units and functions. In addition, the Board reviews the risks associated with the Company’s strategic plan at an annual strategic planning session and periodically throughout the year as part of its consideration of the strategic direction of the Company. The Board also unilaterally

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considers other risk topics at its meetings, including risks associated with our capital structure, strategic plan, and development activities. Further, the Board is routinely informed by management of developments that could affect our risk profile. The Board’s current role in risk oversight is complemented by our leadership structure.

Each of the Board’s Committees also manages Company risks that fall within the Committee’s areas of responsibility. In performing this function, each Committee has full access to management, as well as the ability to engage advisors.

As part of its oversight of the Company’s executive compensation program, the Compensation Committee considers the impact of the Company’s executive compensation program, and the incentives created by the compensation awards that it administers, on the Company’s risk profile, as more fully discussed below. In addition, the Company reviews all of its compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to the Company. Based on this review, the Company has concluded that its compensation policies and procedures are not reasonably likely to have a material adverse effect on the Company.

Review of Compensation Risk

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The Compensation Committee annually reviews the overall structure of the Company’s executive compensation program and policies to ensure they are consistent with effective management of key enterprise risks and that they do not encourage executives to take unnecessary or excessive risks that could threaten the value of the enterprise.

•	With respect to the programs and policies that apply to our named executive officers, this review includes:

•	analysis of how different elements of compensation may increase or mitigate risk-taking;

•	analysis of performance metrics used for short-term and long-term incentive programs and the relation of such incentives to the objectives of a particular position or business unit;

•	analysis of whether the performance measurement periods for short-term and long-term incentive compensation are appropriate;

•	analysis of the overall structure of compensation programs as related to business risks; and

•	an annual review of the Company’s share ownership guidelines, including share ownership levels and retention practices.

•

Based on this review, we believe the Company’s well-balanced mix of salary and short-term and long-term incentives are appropriate and consistent with the Company’s risk management practices and overall strategies.

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Shareholder Communication with Directors

The Board has a written policy on shareholder and interested party communications with directors, a copy of which is available on the Company’s corporate website at www.stillwatermining.com, under the heading “Governance/Communication with Directors.”

Under the policy, shareholders and other interested parties may contact any member (or all members) of the Board (including, without limitation, the lead independent director, Patrick M. James, or the non-management directors as a group), any Board committee or any chair of any such committee by mail or electronically. To communicate with the Board, any individual director or any group or committee of directors, correspondence should be addressed to the Board or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent to the Corporate Secretary, Stillwater Mining Company, 1321 Discovery Drive, Billings, Montana 59102. To communicate with any of our directors electronically, shareholders should go to our corporate website at www.stillwatermining.com. Under the heading “Governance/Communication with Directors,” you will find an on-line form that may be used for writing an electronic message to the Board, any individual director, or any group or committee of directors. Please follow the instructions on our website in order to send your message.

All communications received as set forth in the preceding paragraph will be opened by the office of our Corporate Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the Corporate Secretary’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are identified under “Committees” above. No member of the Compensation Committee was, at any time during 2012, an officer or employee, or a former officer, of the Company.

Director Compensation

Commencing on April 26, 2012, non-employee director retainers and meeting fees were increased to the following amounts: Each non-employee director receives a quarterly retainer of $16,250 which may be paid in cash or may be deferred in cash or Common Stock as described below. In addition, the Company pays each non-employee director and committee member $2,500 per meeting of the Board attended and $1,500 per telephonic meeting in which he or she participated. The Lead Independent Director and Audit Committee chair each receive an additional annual retainer of $20,000; the Compensation Committee chair receives an additional $15,000 annual retainer, and the other Committee chairs each receive additional annual retainers of $10,000. The Company also reimburses all directors for reasonable travel expenses. In February 2013, the Board approved a guideline that non-employee directors should own Common Stock having a value of at least two times their annual retainer. The previous Stock

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ownership guideline for non-employee directors was $100,000. Pursuant to that guideline, each director is asked to comply with this new guideline by the fifth anniversary of his or her election to the Board. Based on the closing price of $14.31 on February 8, 2013, all Directors are in compliance with this guideline. With the exception of Messrs. Parrett, Sugar, and Bee, each of the Directors has over five years of service as a director for the Company.

On the date of each annual meeting of shareholders, each non-employee director will receive a grant of Restricted Stock Units valued at $70,000, with restrictions that lapse (vest) upon the earlier of six months following the date of grant or the director’s death, disability, retirement or a change in control of the Company. A non-employee director may elect to defer all, or a portion, of their vested Restricted Stock Unit grant into the 2005 Non-Employee Directors’ Deferral Plan, in which case, upon receiving deferred shares, the non-employee director is credited additional “matching” deferred shares in the amount of 20% of the non-employee director’s deferred shares. Matching shares are fully vested, and non-forfeitable. Any Restricted Stock Units which have not vested will result in forfeiture, unless otherwise provided under the terms of the Restricted Stock Unit Agreement. The minimum deferral period is two years.

Additionally, the 2005 Non-Employee Directors’ Deferral Plan allows non-employee directors to defer cash compensation for service as a director of the Company and later receive such compensation in the form of cash or shares of Common Stock. If a director elects to defer compensation and receive such compensation in the form of deferred shares of Common Stock, the number of shares such director will be entitled to receive will be determined by dividing the amount of compensation deferred during such quarter by the fair market value of one share of Common Stock on the last day that the stock traded before the end of such quarter. Upon receiving deferred shares of Common Stock, such director’s account will be credited additional “matching” deferred shares in an amount equal to 20% of the number of deferred shares to which he or she is entitled pursuant to the calculation described above.

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2012 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash (1)($)	Stock Awards (2)($)	Option Awards (3)($)	All Other Compensation (4) ($)	Total ($)
George M. Bee (5)	9,035	0		0	9,035
Craig L. Fuller	130,750	69,990		0	200,740
Patrick M. James	148,250	69,990		20,910	239,150
Steven S. Lucas	129,750	69,990		20,002	219,742
Michael S. Parrett	117,750	69,990		13,514	201,254
Sheryl K. Pressler	134,250	69,990		37,014	241,754
Michael Schiavone	117,250	69,990		0	187,240
Gary A. Sugar (6)	43,500	0		0	43,500

(1)	Amounts include fees deferred in the form of Common Stock in the 2005 Non-Employee Directors’ Deferral Plan in the amount of $37,062.50 for Patrick M. James and $32,437.50 for Steven S. Lucas.
(2)	Value is based on the grant date fair value in accordance with FASB ASC Topic 718 for Restricted Stock Units issued in 2012. These awards were granted with a six month vesting period and vested on October 26, 2012 for Craig L. Fuller, Patrick M. James, Steven S. Lucas, Michael S. Parrett, Sheryl K. Pressler and Michael Schiavone; Patrick M. James, Steven S. Lucas, Michael S. Parrett and Sheryl K. Pressler deferred their entire Restricted Stock Unit grant into the 2005 Non-Employee Directors’ Deferral Plan.
(3)	The aggregate number of Option awards outstanding as of December 31, 2012, for each non-employee director is set forth below:

Name	Options Vested & Outstanding
George M. Bee	—
Craig L. Fuller	15,000
Patrick M. James	5,000
Steven S. Lucas	—
Michael Parrett	—
Sheryl K. Pressler	—
Michael Schiavone	—
Gary A. Sugar	—

(4)	Amounts include a 20% Company match, in the form of Company stock, on fees and stock awards deferred in the form of stock into the 2005 Non-Employee Directors’ Deferral Plan. The Company match is also deferred into the 2005 Non-Employee Directors’ Deferral Plan. In addition, for Sheryl K. Pressler the amount includes a payment on March 30, 2012, in the amount of $23,500 in respect of the expiration of certain options, exercise of which was inadvertently delayed by the Company.
(5)	George M. Bee was appointed to the Company’s board of directors, effective November 24, 2012.
(6)	Gary A. Sugar was appointed to the Company’s board of directors, effective August 29, 2012.

Certain Information Regarding Participants in the Solicitation of Proxies

Under applicable SEC regulations, members of the Company’s board of directors are “participants” and certain executive officers and employees may be deemed to be “participants” in the Company’s solicitation of proxies in connection with the annual meeting. Certain required information regarding these “participants” is set forth in Annex A to this proxy statement.

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COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Introduction

This section provides a detailed explanation of the objectives and principles that underlie our executive compensation program, its elements and the way performance is measured, evaluated and rewarded. It also describes our compensation decision-making process. Our executive compensation program is designed to pay for performance and plays an important role in the Company’s success by linking a significant amount of compensation to the achievement of performance goals.

Our program and processes generally apply to all of our officers, but this discussion and analysis focuses primarily on compensation for our named executive officers (our “NEOs”). During 2012, our NEOs were:

Frank R. McAllister – Chairman/Chief Executive Officer

Gregory A. Wing – Vice President/Chief Financial Officer

John R. Stark – Executive Vice President/Chief Commercial Officer/General Counsel (through September 4, 2012)

Terrell I. Ackerman – Vice President, Corporate Development

Kevin G. Shiell – Vice President, Mining Operations

Company Overview

The Company mines palladium and platinum from two underground mines located in south central Montana. The Company also operates a smelting and base metal refining complex in Columbus, Montana. In addition to processing the Company’s mine concentrates, these facilities recycle spent catalyst PGM containing materials from third parties.

The Company also owns the Marathon PGM-copper project located in north-western Ontario, which is a mine development project currently in the permitting and detailed engineering stage with the goal of constructing a conventional open pit mining and processing operation, and the Altar Project, an advanced stage exploration copper/gold project in Argentina. The Altar Project is a low-cost option on copper-gold with significant resource potential upside.

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Company Performance - 2012

The Company’s performance in 2012 exceeded the expectations of management by outperforming the business plan. Specific achievements included:

•	The Company reported a net income of $55 million in 2012.

•	The Company’s safety performance was reflected in a 6.6% improvement in our incidence rate from 2011.

•	Mine production of palladium and platinum in 2012 was 513,700 ounces exceeding the Company’s 2012 guidance of 500,000 ounces.

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Recycling volumes, which are price sensitive, had dipped during the middle part of 2012, but rebounded as PGM prices increased during the fourth quarter of 2012. Total recycling volumes for 2012 were 445,200 ounces of palladium, platinum and rhodium compared to 486,700 ounces for 2011.

•	Gross mining costs were up from 2011, however still within range for the 2012 business plan.

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Progress according to plan on Graham Creek and Blitz, our Montana expansion projects. Additionally, late in 2012 we identified an opportunity for another Montana expansion project referred to as the Far West.

The Marathon project 2012 performance target was established with the expectation that the Environmental Impact Statement (EIS) would be submitted in April 2012, but the filing was delayed until the end of July 2012.

During 2012, the Altar project completed 27,300 meters of drilling against a plan of 25,000 meters at a cost per meter 23% below plan.

2012 Compensation Decisions

As a result of the above events NEO compensation outcomes for 2012 included the following:

•	Base salaries were generally increased so that executive compensation remained at market median levels consistent with our compensation philosophy;

•

Annual cash incentive awards are generally structured to deliver pay that is consistent with market median levels for achievement of target performance. Safety, production, cost and strategic initiatives are the key metrics for our NEOs’ annual cash incentive awards. These metrics provide for a balanced approach to measuring annual Company performance. The Company’s performance with respect to each of these metrics resulted in annual incentive payouts at approximately 142% of target levels; and

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Long-term awards in the form of Performance Restricted Stock Units were made at approximately 120% of target levels as a result of achievement in safety, production, cost and strategic initiatives in 2012.

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Relationship between Total Shareholder Return and CEO Compensation (Pay for Performance)

Our compensation philosophy emphasizes pay-for-performance. While there are many ways in which to test this relationship, many institutions have focused on CEO pay as compared to Total Shareholder Return (TSR). The following chart illustrates the relationship between the CEO’s Total Direct Compensation (TDC) and the Fiscal Year End TSR for a five-year period.

Best Compensation Practices & Good Governance

Key Changes for 2012

As a result of our annual and on-going review of our compensation program and policies, the Company has adopted some enhancements to our existing program to foster good governance and best practices, as follows:

•	Stock Ownership Guidelines: We updated our Director stock ownership guidelines and implemented Officer stock ownership guidelines.

•	Recoupment: We implemented a claw-back policy in anticipation of and in advance of the finalization of the Dodd-Frank Act’s requirements.

•	Section 280G Gross-Ups: We have committed to providing no future gross-up provisions in any employment agreements.

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Philosophy: We have updated our compensation philosophy to target long-term incentive opportunities between the 50th and 75th percentiles, effectively decreasing our CEO’s long-term incentive target opportunity from 400% to 300% of base salary, effective for fiscal year 2012.

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Ongoing Best Compensation Practices

We believe that our compensation program builds upon the Company’s compensation governance framework and our overall pay-for-performance philosophy, which are demonstrated by the following:

•

Our compensation programs are intended to be balanced between short and long-term awards, cash and equity, and fixed vs. variable compensation, with a focus on aligning long-term performance of the Company with executive compensation.

•	Our short-term and long-term incentive plans are capped at maximum levels for each NEO.

•

We award a significant portion of our long-term incentive compensation in the form of Performance Restricted Stock Units, which are awarded based on achievement of certain pre-determined Company performance measures. The Performance Restricted Stock Units vest in thirds over a three year period, which is intended to align our NEOs’ incentives with the long-term interests of shareholders.

•	We do not provide a defined benefit pension plan to our NEOs.

•	We maintain a policy that prohibits our directors, NEOs, and other key officers from hedging and pledging the economic interest in the Company securities that they hold.

•

We have a policy that prohibits Company personnel, including the NEOs, from engaging in any short-term, speculative securities transactions, including purchasing securities on margin, engaging in short sales, buying or selling put or call options, and trading in options (other than those granted by the Company).

•	We consider internal pay equity analyses when making compensation determinations with regard to the NEOs.

•	The Compensation Committee engages an independent compensation consultant that does not provide any services to management and that had no prior relationship with management prior to the engagement.

•	We do not consider perquisites to be an important part of our compensation program and only provide de minimis benefits to our executives that are not offered to other employees of the Company.

•	We have a strong risk management program, which includes our Compensation Committee’s significant oversight of the ongoing evaluation of the relationship between our compensation programs and risk.

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Say-on-Pay Results

The Compensation Committee values the input of our shareholders regarding our executive compensation programs and practices. The vote result of our Annual Advisory Vote on Named Executive Officer Compensation (Say-on-Pay) is an important opportunity for shareholders to provide their input regarding executive compensation. Shareholder endorsement of the design and administration of our executive compensation programs was evidenced by an 82% vote of approval at our annual meeting held on April 26, 2012. While we received majority support on our Say-on-Pay vote, we engaged with shareholders to better understand their views on our programs. As a result we have recalibrated our long-term incentive plans and their disclosure.

The Compensation Committee continually evaluates best practices associated with good governance in executive compensation ensuring a proactive approach is maintained. Maintaining the level of shareholder support for our executive compensation is a priority, and we will continue to monitor shareholder perspectives and input on our Say-on-Pay vote, which will be held annually.

The Compensation Committee

General

The principal responsibilities of the Compensation Committee are to establish policies and determine matters involving executive compensation, recommend changes in employee benefit programs, approve the grant of awards under the Company’s equity incentive plans and provide assistance to management regarding key personnel selection. The Compensation Committee’s written charter, which describes the specific duties of the Compensation Committee, is available on the Company’s corporate website at www.stillwatermining.com, under the heading “Corporate Governance/Charters/Compensation.”

In making its decisions, the Compensation Committee routinely examines the following important business factors, discussed in more detail throughout this Compensation Discussion and Analysis:

•	financial reports of performance versus budget compared to prior-year performance;

•	calculations and reports on levels of achievement of corporate performance objectives;

•	reports on the Company’s strategic initiatives and budget for future periods;

•	information on the executive officers’ stock ownership and option holdings;

•

information sheets setting forth the total compensation of the NEOs, including base salary, cash incentives, equity awards, perquisites, if any, and other compensation and any amounts payable to the NEOs upon voluntary or involuntary termination, early or normal retirement or following a change-in-control of the Company;

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•	information regarding incentives and possible impact on excessively risky behavior; and

•	information regarding compensation programs and compensation levels at groups of comparator companies identified by our independent compensation consultant.

Interaction with Management

In order to ensure that compensation programs are aligned with appropriate Company performance goals and strategic direction, management works with the Compensation Committee in the compensation-setting process. Specifically, management will recommend to the Compensation Committee their opinion of executive performance, recommending business performance targets and objectives, and recommending salary levels and Performance Restricted Stock Unit awards. However, all decisions regarding executive compensation are made by the Compensation Committee.

Interaction with Compensation Consultants

In making its determinations with respect to executive compensation, the Compensation Committee has historically engaged the services of a compensation consultant. Since 2001, the Compensation Committee has retained the services of Pearl Meyer & Partners (“PM&P”) – an independent compensation consultant, to assist with its review of the compensation package of the NEOs. In addition, in 2012 PM&P assisted the Compensation Committee with several special projects, including a review of the long-term incentive program, analysis of institutional investor services positions, review of our annual Compensation Risk Assessment, an analysis of pension plans offered in our comparator groups, an analysis of stock ownership guidelines in our comparator groups and preparation of this proxy statement. PM&P performs no services for the Company other than executive and director compensation consulting. The Compensation Committee has reviewed and considered information provided to it by PM&P, the Compensation Committee members and executive officers, and based on its review and such factors as it deemed relevant, the Compensation Committee has concluded that the advice it receives from PM&P is objective and that PM&P’s work did not raise any conflict of interest.

The Compensation Committee retains PM&P, in carrying out assignments; PM&P may also interact with Company management when necessary and appropriate. Specifically, the Vice President – Human Resources and Safety interacts with the consultants in order to provide compensation and performance data for the executives and the Company. In addition, PM&P may, in its discretion, seek input and feedback from the Vice President – Human Resources and Safety regarding its consulting work product prior to presentation to the Compensation Committee in order to confirm alignment with the Company’s business strategy and identify data questions or other similar issues, if any, prior to presentation to the Compensation Committee.

Compensation Philosophy & Objectives

Our compensation philosophy is to provide executives with market-competitive compensation that is aligned with Company and individual performance, as well as long-term shareholder

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value. The overall principle guiding executive compensation at the Company should reward executives for delivering superior performance. The extent to which each executive reaches any particular level of compensation will vary based on Company performance, individual performance and experience. The specific objectives of our program are to:

•	motivate the Company’s management team to continually meet or exceed its operating targets without sacrificing long-term performance and growth;

•	support the Company’s core values and strategic goals;

•	ensure that the Company is able to attract and retain the highest caliber executives;

•	ensure that compensation-related risk is balanced; and

•	uphold the alignment of management’s interests with those of its shareholders.

The following principles govern how the Company makes compensation decisions to foster the above objectives:

Focus on Results and Strategic Objectives

Our compensation analysis always begins with an examination of the Company’s business plan and long term strategic objectives. Our compensation decisions are intended to attract and retain leaders and reward them for achieving the Company’s strategic initiatives and objective measures of success.

Pay for Performance Culture

At the core of our compensation philosophy is our guiding belief that pay should be linked to performance. A significant portion of NEO compensation is contingent on, and variable with, achievement of objective corporate and/or individual performance objectives.

Compensation and Performance Pay Reflective of Position and Responsibility

As a result of our pay-for-performance culture our NEOs are paid based on achievement of performance results. We believe that compensation and accountability should generally increase with advances in position and enlarged responsibilities. Consistent with this philosophy, total target compensation is higher for individuals with greater responsibility and greater ability to influence the Company’s achievement of targeted results and strategic initiatives. In addition, as position advances and responsibilities are enlarged, a greater portion of the NEO’s total compensation is performance-based pay contingent on the achievement of performance objectives. Finally, equity-based compensation is higher for NEOs with higher levels of responsibility, making a significant portion of their total compensation dependent on long-term stock appreciation. It should also be noted that the long-term incentive plans have a cap and a floor as to potential payouts. The compensation package of our CEO has the largest portion of pay at risk, with 79% of his targeted total direct compensation based on performance of the Company. Other officers range from 59% to 65% of targeted total direct compensation at risk.

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Compensation Decisions That Promote the Interests of Shareholders

We believe that compensation should focus management on achieving strong short-term (annual) performance in a manner that supports and ensures the Company’s long-term success and profitability. The Short-Term Incentive Program creates incentives for meeting annual performance targets, while equity grants encourage the achievement of longer-term objectives and retention, and vest in thirds over a three-year period. We believe that Performance Restricted Stock Unit grants create long-term incentives that align the interest of management with our shareholders.

Compensation Should be Reasonable and Responsible

We believe that compensation should be set at responsible levels. Our executive compensation programs are intended to be consistent with the Company’s primary focus on the safety of our employees, production, controlling costs, improving the state of development at the mines, continuing to grow the recycling business, Company growth and increasing demand for palladium. Compensation must also be competitive as mining industry executives are in high demand and short supply and we expect this trend to continue.

Compensation Structure

Pay Levels and Benchmarking

We believe that it is appropriate to establish compensation levels based primarily on benchmarking against similar companies, both in terms of compensation practices as well as levels of compensation. In this way, we can gauge if our compensation is competitive in the marketplace for our talent, as well as ensure that our compensation is reasonable.

The Compensation Committee reviews compensation levels for the NEOs against compensation levels at the “Comparator Group”, which is developed by the Compensation Committee in conjunction with the Compensation Committee’s independent compensation consultant.

The ten (10) metal mining companies in our Comparator Group used for the 2012 analysis are:

Cliffs Natural Resources, Inc.

Coeur d’Alene Mines Corporation

Gold Fields Limited

Goldcorp, Inc.

Golden Star Resources Ltd.

Hecla Mining Company

IAMGOLD Corporation

Kinross Gold Corporation

North American Palladium Ltd

Randgold Resources Limited

As in the past, sales for the most recent fiscal year and market capitalization at year end were used to establish comparability. This Comparator Group data is supplemented with survey compensation data to develop market compensation figures. None of the individual companies

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participating in such surveys were relied upon or relevant to Compensation Committee decision making. In addition, we also consider data points and trends from two additional, significantly larger, metal mining companies (Freeport-McMoRan Copper & Gold Inc. and Newmont Mining Corporation) for comparison purposes, although such data is not considered when the various statistical data points discussed below are calculated.

For consistency, the Compensation Committee intends to use the same Comparator Group as part of the annual marketplace study from year to year. If there is a change in their size, relevance or other pertinent factors that impact the comparability between our Company and theirs, the Comparator Group may change.

Utilizing the information described above, market compensation consensus numbers are developed for base salary, cash bonus and long-term incentive at the 25th percentile, 50th percentile and 75th percentile. Base salary and cash bonus are then targeted for each NEO at the 50th percentile level depending upon performance. Long-term incentive values are targeted for each NEO between the 50th and 75th percentiles when certain targeted levels of performance are achieved. Historically the Compensation Committee targeted long-term incentive values at the 75th percentile as our NEOs did not participate in a pension plan, which was a benefit provided by many companies in the Comparator Group. After review of Comparator Group compensation practices, the Compensation Committee decided to target long-term incentive values between the 50th and 75th percentile range, with actual grant values based on Company and individual performance results.

Pay Mix

We target each element of compensation as described above because we believe that it provides a well-proportioned and balanced mix of security-oriented compensation, retention value and at-risk compensation that produces short-term and long-term performance incentives and rewards. By following this portfolio approach, we generally provide the executive a measure of security in the minimum level of compensation the executive is eligible to receive, while motivating the executive to focus on the business metrics that will produce a high level of performance for the Company and long-term wealth creation for the executive, as well as reducing the risk of recruitment of top executive talent by competitors. The mix of metrics normally targeted for the short-term and long-term plans likewise provides an appropriate balance between short-term financial performance and long-term financial and stock performance.

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For key executives, the mix of compensation is weighted at target towards at-risk pay (annual incentives and long-term incentives). This pay mix fundamentally results in a pay-for-performance orientation for our executives, consistent with our compensation philosophy. We place great emphasis on variable performance based compensation through our short-term incentive plan and Performance Restricted Stock Unit grants. In addition, we believe that long-term incentives, and particularly equity compensation, provides a very important motivational and retentive aspect to the compensation package of our key executives. The charts below show the breakdown between each element of compensation and fixed pay vs. performance-based pay at target for each NEO for fiscal year 2012:

		Percentage of Total Compensation at Target			Percentage of Fixed and Performance Based Pay at Target
Name	Title	Base Salary	Annual Bonus	Long-Term Awards	Fixed	Performance Based

Francis R. McAllister	Chairman/Chief Executive Officer	21%	15%	64%	21%	79%

Gregory A. Wing	Vice President/Chief Financial Officer	35%	17%	48%	35%	65%

John R. Stark (1)	Executive Vice President/Chief Commercial Officer	33%	17%	50%	33%	67%

Terrell I. Ackerman	Vice President, Corporate Development	41%	17%	42%	41%	59%

Kevin G. Shiell	Vice President, Mining Operations	41%	17%	42%	41%	59%

(1)	John R. Stark retired from the Company on September 4, 2012.

Pay Elements – Overview

We utilize three main components of compensation:

•	Base Salary – fixed pay that takes into account an individual’s role and responsibilities, experience, expertise and individual performance.

•	Annual Bonus – variable pay that is designed to reward attainment of annual business goals, with target award opportunities generally expressed as a percentage of base salary.

•

Long-Term Incentive Compensation – stock-based awards including Performance Restricted Stock Units that vest based on passage of time, but are only granted if certain pre-determined Company performance objectives have been achieved.

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In addition, our NEOs participate in employee benefit plans generally available to all employees on the same terms as similarly situated employees, including life insurance. Other than use of a Company vehicle, which is needed for travel between business locations, the Company does not provide our NEOs with perquisites. The Company does not provide any other retirement benefits to our NEOs, other than eligibility to participate in our 401(k) Plan and the 409A Executive Deferred Compensation Plan. The Company provides a Company stock match of up to 8% of the officers’ contributions into the 401(k) Plan (in the form of Company Stock) and 409A Deferred Compensation Plan, with the combined match not to exceed the lesser of 8% of the executive’s compensation or the executive’s contribution percentage.

Pay Elements – Details

Base Salary. Our compensation philosophy is that base salary provides our NEOs with a level of monthly income that ensures that the Company is able to attract and retain the caliber of executive talent needed to operate the business. In determining base salaries, the Compensation Committee considers the executive’s qualifications and experience, scope of responsibilities within the organization and future potential, the goals and objectives established for the executive, the executive’s past performance, competitive salary practices at companies in the Comparator Group (as discussed above in “Pay Levels and Benchmarking”), internal pay equity and the tax deductibility of base salary. Base salaries for new executives are determined by individual experience and performance, as well as planned responsibilities within the Company.

The Compensation Committee seeks to align our NEOs’ base salaries at approximately the median for our Comparator Group. Adjustments to base salary are made annually based on individual performance or when substantive changes occur in the responsibilities of an executive. Base salaries are generally reviewed by the Compensation Committee in January or February of each year. Larger increases represent an increase in job responsibility.

Adjustments were made to our NEOs’ base salaries in 2013, which resulted in keeping each NEO’s base pay within a median range of the Comparator Group for similar positions. The specific adjustments made in 2013 for each NEO (except for John R. Stark, who retired from the Company on September 4, 2012) are set forth below:

		2012 Base Salary	2013
Name	Title		Base Salary	Percentage of Increase
Francis R. McAllister	Chairman of the Board and Chief Executive Officer	$717,000	$753,000	5%

Gregory A. Wing	Vice President and Chief Financial Officer	$350,000	$371,000	6%

Terrell I. Ackerman	Vice President of Corporate Development	$300,000	$315,000	5%

Kevin G. Shiell	Vice President of Mining Operations	$295,000	$310,000	5%

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Annual Bonus. Annual cash bonuses are paid pursuant to our short-term incentive plan and are set each year relative to our annual business plan. For 2012, 90% of the total annual bonus was based upon a quantitative formula, with the remaining 10% based on the Compensation Committee’s discretionary evaluation of individual and group performance. For 2012, each NEO had a threshold, target (the median) and maximum annual bonus opportunity, expressed as a percentage of base salary (with linear interpolation between opportunity percentages), as follows:

Executive Officer	Bonus at Threshold Performance Level	Bonus at Target Performance Level	Bonus at Maximum Performance Level

Chairman/Chief Executive Officer	35%	70%	140%

Executive Vice President/Chief Commercial Officer	25%	50%	100%

Vice President/Chief Financial Officer	25%	50%	100%

Vice President, Corporate Development	20%	40%	80%

Vice President, Mining Operations	20%	40%	80%

Performance targets are established at the beginning of each year. Each target has a minimum threshold, target and maximum goal, with a potential funding of between 0% and 100% of the maximum annual bonus amount. At minimum threshold performance, the annual bonus will be funded at 25% of the maximum, with zero funding for performance below threshold. If performance is at the target level, the annual bonus will be funded at 50% of the maximum award.

For 2012, the performance measures underlying the annual bonus included the following, with details as to each measure provided below:

Weighting as Percentage of Total Annual Bonus
Safety	15%
Mine Production	30%
Mining Costs	15%
Recycling Operations	10%
Cash and Financing	10%
Strategic Actions	10%

Subtotal	90%

Discretionary Amount	10%

Total	100%

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For 2012, the Compensation Committee utilized a “performance scorecard” with multiple performance standards that relate to the Company’s annual business plan and current strategic priorities in order to determine payouts of annual bonuses under the short-term incentive plan. The Compensation Committee believes the target goals represent significant performance challenges to management and that the achievement of those goals will benefit the business and its shareholders.

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Achievement of the goals is subject to both management performance and external economic factors. Details as to each of the goals above and the results for 2012 are as follows:

2012 Performance Review

2012 Management Initiatives			Final Report		Performance Ranking			Result
			Weighting	Performance	50%	100%	200%
1.		Safety	15%

	a.	Reportable Frequency - Total SMC EE’s w/Contractors < 3.34	7.5%	3.12	3.75%	7.5%	15%	15%

					3.51	3.34	3.17
	b.	Complete Audit of PM Program	2.5%	Completed	1.25%	2.5%	5%	5%

				7/31/2012	11/1/2012	10/1/2012	9/1/2012
	c.	Safety Focus Team Systems Review to BOD	2.5%	Presented to	1.25%	2.5%	5%	5%
				BOD 8/7/12
	d.	Compliance - Reduce MSHA Citations	2.5%	21.9%	1.25%	2.5%	5%	5%

					10%	15%	20%
2.		Mine Production	30%

	a.	Mine Production: SWM = 372,000 oz & EBM = 128,000 oz	20%	513,708 oz	10%	20%	40%	31%

					475,000	500,000	525,000
	b.	Primary Development - 37,600 feet (26,000 ft @ SMO & 11,600 ft @ EBO)	5%	38,373	2.5%	5%	10%	7.1%

					35,720	37,600	39,480
	c.	Blitz TBM 1st Turn - September 15, 2012	2.5%	9/15/12	1.25%	2.5%	5%	2.5%

					10/15/2012	9/15/2012	8/15/2012
	d.	East Boulder West Drilling - 10,000 ft	2.5%	14,528 ft	1.25%	2.5%	5%	5%

					7,500	10,000	12,500
3.		Mining Costs	15%		7.5%	15%	30%

	a.	Gross Mining Costs $527 per ounce		$530	$553	$527	$501	14.1%
4.		Recycling Operations	10%

	a.	Recycling - 7,300 Tons Processed Per Year	5%	6,794 tons	2.5%	5%	10%	0%

					6,935	7,300	7,665
	b.	Slag Cleaning Project - Complete 12/31/2012	5%	11/30/12	2.5%	5%	10%	10%

					NA	12/31/2012	11/30/2012
5.		Cash and Financing	10%

	a.	2012 Year End Cash Balance $167MM	5%	$178MM	2.5%	5%	10%	10%

					159	167	175
	b.	Refinance Convertible Debenture	5%	Judgment	2.5%	5%	10%	5%

6.		Strategic Actions	10%

	a.	PMR Financial Analysis	2.5%	Completed	1.25%	2.5%	5%	2.5%
	b.	Marathon - Update Feasibility Study	2.5%	Not Completed	1.25%	2.5%	5%	0%
	c.	Altar, QDM and Altar Norte	5%	27,300 m	2.5%	5%	10%	10%
		Sub total	90%					127.2%

7.		Discretionary Amount	10%	Committee Discretion	Judgment			15%

		Total as Percent of Target	100%					142.2%

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For the targets established for 2012, the management group achieved a result of 127.2% of target performance with respect to the quantitative component of the short-term incentive plan. With respect to the discretionary component, the Compensation Committee determines the appropriate annual bonus award if any, given the levels of performance. The Compensation Committee’s discretionary range is 0% to 20%. For 2012, the Compensation Committee determined that the appropriate discretionary award was 15%. The quantitative score of 127.2% added to the discretionary award of 15% resulted in a payout of 142.2% of target for each NEO (other than John R. Stark, who retired from the Company on September 4, 2012), as set forth below:

		Short Term Incentive Plan
		Target Annual Bonus
	2012 Base Salary	Target Bonus %	Quantitative Component	Discretionary Component	Bonus * (%)	Bonus ($)

F. McAllister	$717,000	70.0%	127.2%	15%	142.2%	714,000

G. Wing	$350,000	50.0%	127.2%	15%	142.2%	249,000

T. Ackerman	$300,000	40.0%	127.2%	15%	142.2%	171,000

K. Shiell	$295,000	40.0%	127.2%	15%	142.2%	168,000

*	multiplier is 1.422 of target

Long-Term Incentive Compensation. In early 2011 we granted performance awards under our long-term incentive plan that paid out in performance restricted stock units in February 2012 based on the Company’s pre-determined targets in respect of 2011 (“Performance Restricted Stock Units”). The earned performance restricted stock units will vest in thirds over a three-year period, provided that the executive remains employed through the vesting date. The grant date value of the performance restricted stock units earned in February 2012 for 2011 performance is represented on the Summary Compensation Table under the Stock Awards column.

We also made grants under our long-term incentive plan in 2012 to executives of Performance awards that paid out in Performance Restricted Stock Units in February 2013. Similar to the 2011 Performance Restricted Stock Units, the 2012 Performance Restricted Stock Units were earned based on the Company’s performance against pre-determined performance targets in respect of 2012. Such Performance Restricted Stock Unit awards were earned in early 2013 based on a quantitative formula, and the earned award will vest in thirds over a three-year period, provided that the executive remains employed through the vesting date. Performance Restricted Stock Units were the primary long-term incentive awards within the total compensation package for 2012.

The Compensation Committee sets specific performance objectives under the long-term incentive plan at the beginning of each fiscal year. The number of Performance Restricted Stock Units to be granted in respect of each performance cycle depends on achievement of specific performance factors, which include safety, mine production, mining costs and strategic objectives. Strategic objectives include cash and financing activities, recycling operations and other pre-determined project strategic actions.

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In 2012, the Compensation Committee used the following formula to determine the value of the Performance Restricted Stock Units to be granted under our long-term incentive plan:

The Compensation Committee believes the above award:

•	Rewards the executives for achievement of pre-determined business goals, as summarized in the long-term incentive scorecard (“LTI Scorecard”), which is described in detail below.

•	Aligns the interests of executives with those of our shareholders in that as share prices increase, executives and shareholders benefit in parity.

•	Retains key executives during this critical period of development and strategic initiatives, fosters employee stock ownership, and focuses the management team on increasing value for the shareholders.

In determining the target value of Performance Restricted Stock Units to be granted to our NEOs, the Compensation Committee takes into account each individual’s: (1) market competitive award levels for the position, (2) scope of responsibility, (3) ability to affect profits and shareholder value, (4) historic and recent performance; and (5) the value of Performance Restricted Stock Unit grants in relation to other elements of total compensation. For 2012, target Performance Restricted Stock Unit values for each of our NEOs ranged from 100% to 300% of annual base salary, as follows:

Name	Target Performance Restricted Stock Value Percentage of Base Salary

Francis R. McAllister	300%

Gregory A. Wing	140%

Terrell I. Ackerman	100%

Kevin G. Shiell	100%

As described above under the section titled “Pay Levels and Benchmarking”, in early 2013, the Compensation Committee reviewed the executive compensation philosophy, as it does from time-to-time, and determined that, it would benchmark long-term incentive values between the

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50th and 75th percentiles for our Comparator Group. The Compensation Committee historically benchmarked long-term incentive values at the 75th percentile to recognize the lack of a retirement plan, which has been a prevalent compensation benefit among the Comparator Group. To align Mr. McAllister’s compensation with the Compensation Committee’s updated philosophy his target long-term incentive opportunity was reduced from 400% to 300% of base salary.

Details as to each of the performance objectives for 2012 (the “2012 LTI Scorecard”) and the actual performance results for 2012 are set forth below:

2012 LTI Scorecard and Actual Performance Results
		Performance Goals			Actual
Metric	Weight	Threshold	Target	Max	Performance
Safety	20%	50%	100%	150%
Reportable Frequency - Total SMC Employees w/Contractors < 3.34		3.51	3.34	3.17	3.12
Complete Audit of PM Program		11/1/12	10/1/12	9/1/12	7/31/12
Safety Focus Team Systems Review to BOD		Safety Presentation to BOD on 8/7/12			Excellent
Compliance - Reduce MSHA Citations		–10%	–15%	–20%	–22%
Mine Production	25%	50%	100%	150%
Mine Production: SWM = 372,000 oz and EBM = 128,000 oz		475,000	500,000	525,000	513,708 oz
Primary Development - 37,600 feet		35,720	37,600	39,480	38,373 ft
Blitz TBM 1st Turn - September 15, 2012		10/15/12	9/15/12	8/15/12	9/15/12
East Boulder West Drilling - 10,000 ft.		7,500	10,000	12,500	14,528 ft
Mining Costs	25%	50%	100%	150%
Gross Mining Costs $527 per ounce		$553	$527	$501	$530
Strategy (equal weight below)	30%	50%	100%	150%
Cash and Financing
2012 Year End Cash Balance $167MM		$159	$167	$175	$178MM
Refinance Convertible Debenture		Judgment			Achieved
Recycling Operations
Recycling - 7,300 Tons Processed Per Year		6,935	7,300	7,665	6,794 tons
Slag Cleaning Project - Complete 12/31/2012		n/a	12/31/12	11/30/12	11/30/12
Strategic Actions
PMR Financial Analysis					Completed
Marathon - Update Feasibility Study					Not Completed
Altar, QDM and Altar Norte		Complete 25,000 meters budgeted drilling			27,300 meters

The Performance Restricted Stock Unit awards have threshold, target and maximum performance and payout opportunities. Threshold achievement of performance goals will yield 50% of the target opportunity, while maximum achievement of performance goals will yield 150% of the target opportunity.

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The 2012 LTI Scorecard yielded a final result of 120% of target Performance Restricted Stock Unit opportunity. As a result, on February 8, 2013, the Committee granted the following number of Performance Restricted Stock Units to the NEOs:

Performance Restricted Stock Units Granted for 2012 Performance
Named Executive Officer	Target Performance Restricted Unit Opportunity	2012 LTI Scorecard Result (% of target)	Performance Restricted Stock Unit Value Earned (Target Performance Restricted Stock Unit Opportunity x 2012 LTI Scorecard Result)	Number of Performance Restricted Stock Units Granted in February 2013 (1)
Francis R. McAllister	$2,151,000	120%	$2,581,610	214,921
Gregory A. Wing	$490,000	120%	$588,091	48,959
Terrell I. Ackerman	$300,000	120%	$360,057	29,975
Kevin G. Shiell	$295,000	120%	$354,051	29,475

(1)	This amount is determined using the 90 calendar day average share price as of February 8, 2013, of $12.0119.

These 2013 grant amounts (which are considered as part of the 2012 total compensation package) are not reflected in the 2012 Summary Compensation Table as they did not have a grant date fair value for fiscal year 2012. The value reflected under the Stock Awards column in the Summary Compensation Table is the 2012 grant date value of Performance Restricted Stock Units earned for 2011 performance against the 2011 LTI Scorecard. The threshold, target and maximum values of the Performance Restricted Stock Units that could have been earned in respect of 2012 performance are disclosed in the 2012 Grant of Plan Based Awards Table. The table below provides a three-year history of grant date Performance Restricted Stock Unit awards earned for performance against the annual LTI Scorecard.

Three-Year History of Performance Restricted Stock Unit Opportunity and Grant Value
Performance Year	Grant Year (1)	LTI Scorecard Result (% Target)	Named Executive Officer	Target LTI Opportunity		Earned Value (2)		Grant Value (3)
				% Salary	$	$	% of Target
2012	2013	120%	F. McAllister	300%	$2,151,000	$2,581,610	120%	$3,075,520
			G. Wing	140%	$490,000	$588,091	120%	$700,603
			T. Ackerman	100%	$300,000	$360,057	120%	$428,942
			K. Shiell	100%	$295,000	$354,051	120%	$421,787
2011	2012	111%	F. McAllister	400%	$2,732,000	$3,032,516	111%	$3,600,712
			G. Wing	140%	$462,000	$512,818	111%	$608,903
			J. Stark	150%	$547,500	$607,723	111%	$721,591
			T. Ackerman	100%	$275,000	$305,244	111%	$362,437
			K. Shiell	100%	$235,000	$260,853	111%	$309,728

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Performance Year	Grant Year (1)	LTI Scorecard Result (% Target)	Named Executive Officer	Target LTI Opportunity		Earned Value (2)		Grant Value (3)
				% Salary	$	$	% of Target
2010	2011	63%	F. McAllister	400%	$2,600,000	$1,638,007	63%	$1,974,159
			G. Wing	140%	$422,800	$266,368	63%	$321,032
			J. Stark	150%	$499,500	$314,689	63%	$379,269
			T. Ackerman	100%	$255,000	$160,651	63%	$193,619
			K. Shiell (4)	100%	$235,000	$148,042	63%	$178,423

(1)	Grants are made in February of each year based on the prior year LTI scorecard results.
(2)	90-day trailing average through the date the Compensation Committee approves the payout result. The grant date value is the actual compensation expense recognized by the Company based on the closing stock price on the grant date.
(3)	Grant values for the 2010 performance year exclude a one-time special restricted stock award for the Marathon project. Value shown represents the restricted stock award earned for the 2010 LTI scorecard.
(4)	Mr. Shiell’s LTI Bonus was based on his 2011 Base Salary rather than his 2010 Base Salary.

2013 Performance Restricted Stock Units

In early 2013, the Compensation Committee established and communicated to our NEOs the threshold, target and maximum award opportunities for grants of Performance Restricted Stock Units under the long-term incentive plan.

Based on the Company’s performance against the 2013 LTI Scorecard, our NEOs will have the opportunity to be granted Performance Restricted Stock Units in early 2014 that will vest over three years in equal annual installments. The table below summarizes the threshold, target and maximum value of Performance Restricted Stock Units that the NEOs can earn in 2013:

		Performance Restricted Stock Units Opportunity for 2013
Named Executive Officer	2013 Base Salary	Threshold (1)	Target		Maximum (2)
Francis R. McAllister	$753,000	$1,129,500	$2,259,000		$3,388,500
			(300% Base	)
Gregory A. Wing	$371,000	$259,700	$519,400		$779,100
			(140% Base	)
Terrell I. Ackerman	$315,000	$157,500	$315,000 (100% Base	)	$472,500
Kevin G. Shiell	$310,000	$155,000	$310,000		$465,000
			(100% Base	)

(1)	Threshold value represents 50% of target value.
(2)	Maximum value represents 150% of target value.

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The 2013 LTI Scorecard established by management and approved by the Compensation Committee includes the following performance measures and weights:

20%	Safety
20%	Mine Production
20%	Mining Costs
20%	Earnings Before Interest Taxes Depreciation Amortization (EBITDA) and Absolute Total Shareholder Return (Absolute TSR)
20%	Recycling and Business Development

We note that while the reporting of our LTI program will change pursuant to SEC disclosure rules, the nature and mechanics of the program remain the same as in past years.

Impact of Tax and Accounting

Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”) generally disallows a tax deduction to public corporations for non-qualifying compensation in excess of $1.0 million paid to the Company’s chief executive officer and next three highest paid executives (other than the CFO). We review compensation plans in light of applicable tax provisions, including Section 162(m), and may revise compensation plans from time to time to maximize deductibility. However, we may approve compensation that does not qualify for deductibility when we deem it necessary to preserve needed flexibility in recognizing and rewarding desired performance and when it is in the best interests of the Company to do so. Our 2012 Equity Incentive Plan permits grants of stock options, restricted stock (time or performance-based), restricted stock units and stock appreciation rights that may qualify for the performance based exception of Section 162(m), subject to other requirements. For 2012, one officer exceeded the Section 162(m) $1.0 million dollar limitation. We reviewed Mr. McAllister’s compensation in light of his achievements and determined that these achievements, along with our compensation philosophy, were appropriately reflected in the compensation awarded, regardless of the Section 162(m) limitation.

As a general matter, we always take into account the various tax and accounting implications of compensation vehicles employed by the Company. When determining amounts of long-term incentive grants to executives and employees, the Compensation Committee examines the accounting cost associated with the grants. Under FASB ASC Topic 718, grants of stock options, restricted stock (time-based or performance-based), restricted stock units and other share-based payments result in an accounting charge for the Company. The accounting charge is equal to the fair value of the instruments being issued. For Performance Restricted Stock Units (our predominant instruments for executives), the cost is equal to the fair value of the stock on the date of grant times the number of shares or units granted. This expense is amortized over the requisite service period, or vesting period of the instruments.

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Stock Ownership Guidelines

Non-Employee Directors Guidelines

In February 2013, the Board adopted stock ownership guidelines for non-employee Directors in order to align the interests of our Directors with the long term interests of our shareholders. These guidelines provide that, on or before December 31, 2017, all current non-employee Directors are required to acquire (and thereafter maintain ownership of) a minimum number of shares of Common Stock with a fair market value equal to two times the annual base cash retainer in place for non-employee Directors. Previously, the guideline for minimum ownership was $100,000.

In addition, within five years of their respective appointments, all newly appointed non-employee Directors are required to acquire (and thereafter maintain ownership of) a minimum number of shares of Common Stock with a value equal to two times the annual base cash retainer payable to the non-employee Directors.

Executive Officers

In February 2013, the Board adopted stock ownership guidelines for certain of our executives, including all current NEOs, in order to align the interests of our key executives with the long term interests of our shareholders. The ownership guidelines provide that, on or before December 31, 2015, all individuals currently holding the positions with the Company listed below are required to acquire, and thereafter maintain, ownership of a minimum number of shares of Common Stock with a value equal to the multiple of such executive’s annual base salary (excluding bonus), as follows:

Chief Executive Officer	5 times base salary

COO, CFO	2 times base salary

Vice Presidents of the Company	1.5 times base salary

In addition, within five years of the appointment of any newly appointed officer in the positions designated above, the newly appointed executive is required to acquire and thereafter maintain ownership of shares of Common Stock with the value set forth above.

As of February 8, 2013, all NEOs were in compliance with this policy.

Hedging Policy

The Company maintains a policy that prohibits executives from holding Company securities in a margin account or pledging Company securities as collateral for a loan. An exception exists if the executive requests prior approval from the Company to pledge securities as collateral for a loan (but not for margin accounts) and the executive can demonstrate the financial capacity to repay the loan without resorting to the pledged securities. Currently, no executives have any Company securities pledged for such a loan.

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Recoupment Policy

In early 2013, we adopted a claw-back policy in anticipation of the finalization of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. Under our new policy, in the event that the Company is required to prepare an accounting restatement due to the Company’s material noncompliance with any financial reporting requirement, the Company may recover from any current or former executive officer of the Company the amount of certain incentive-based compensation in excess of what would have been paid or granted to that executive officer under the circumstances reflected by the accounting restatement. This policy applies to any incentive based compensation paid to an executive officer within the three year period preceding the date of the restatement. When final rules under Section 954 are adopted, this policy will be amended to so comply, as needed.

Timing and Pricing of Equity Grants

Stillwater Mining Company has adopted a program wherein Performance Restricted Stock Units are granted with the following provisions relating to the timing of such grants:

•	The grant date for all inducement grants is the date an officer becomes an employee.

•	Stillwater Mining Company executives do not have any role in selecting the grant date.

•	The Performance Restricted Stock Units vest in thirds over a three year period.

•	Performance Restricted Stock Units are promptly announced on a Form 4.

We have utilized a 90-day closing price stock averaging formula in determining annual equity grants of Performance Restricted Stock Units since 2005. The ending date of the 90-day average is the date of Compensation Committee approval, which is also the effective date of the grant. We feel this type of formula presents a fairer representation of stock price performance.

Consideration of Prior Amounts Realized

In accordance with the Company’s philosophy of rewarding executives for future superior performance, prior stock compensation gains are not considered in setting future compensation levels.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of Stillwater Mining Company has reviewed and discussed with the Company’s management the section entitled “Compensation Discussion and Analysis” to be included in the Company’s 2013 Annual Meeting Proxy Statement. Based on the review and discussion referred to above, the Compensation Committee has recommended to the Company’s Board of Directors, and the Board of Directors has approved, such section to be included in the Proxy Statement.

Steven S. Lucas, Chairman

Craig L. Fuller

Patrick M. James

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2012 SUMMARY COMPENSATION TABLE

The following table sets forth the compensation earned by, awarded to or paid by us to each of our NEOs during 2010, 2011 and 2012.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary (1) (2) ($)	Bonus (3) ($)	Stock Awards (4) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation (3) ($)	All Other Compesation (5) ($)	Total ($)

Francis R. McAllister	2012	717,000	107,100	3,600,712		642,600	89,548	5,121,260
Chairman of the Board and	2011	683,000	70,882	4,301,245		510,118	65,531	5,630,776
Chief Executive Officer	2010	650,000	31,900	3,965,002		287,100	63,379	4,997,381

Gregory A. Wing	2012	350,000	37,500	608,903		224,100	10,055	1,217,958
Vice President and	2011	330,000	19,642	716,645		141,358	9,690	1,217,335
Chief Financial Officer	2010	302,000	8,500	644,723		76,500	9,316	1,041,039

John R. Stark (6)	2012	260,946	0	529,126		0	653,918	1,443,990
Executive Vice President, General	2011	365,000	27,084	844,691		194,916	43,879	1,475,570
Counsel, Chief Commercial Officer	2010	333,000	11,700	762,270		105,300	45,882	1,258,152

Terrell I. Ackerman	2012	300,000	25,650	362,437		153,900	45,805	879,242
Vice President of Corporate	2011	275,000	16,348	373,968		117,652	31,600	814,568
Development	2010	255,000	7,100	387,057		63,900	35,501	748,558

Kevin G. Shiell	2012	295,000	25,200	309,728		151,200	48,850	821,578
Vice President of Mining	2011	235,000	13,908	341,325		100,092	26,131	716,456
Operations	2010	189,167	6,600	45,995		59,400	20,054	321,216

(1)	Amounts include non-qualified plan deferrals of $130,000, $136,600 and $143,400 for Francis R. McAllister, $19,980, $28,920 and $39,127 for John R. Stark, $15,300, $27,500 and $30,000 for Terrell I. Ackerman and $0, $0, $5,900 for Kevin G. Shiell for 2010, 2011 and 2012, respectively.
(2)	Amounts include December deferrals not transferred until January of the following year of $5,417, $5,692 and $5,975 for Francis R. McAllister, and $833, $913 and $0 for John R. Stark, $638, $1,146 and $1,250 for Terrell I. Ackerman and $0, $0 and $246 for Kevin G. Shiell for 2010, 2011 and 2012 respectively.
(3)	Reflects amounts payable pursuant to our Short-Term Incentive Program, as discussed more fully in the “Compensation Discussion and Analysis” above. The discretionary portion is reflected in the “Bonus” column, while the amounts reflected in the “Non-Equity Incentive Plan Compensation” column are pursuant to the formula based portion. In 2010 a 10% discretionary portion was calculated, in 2011 a 12.2% discretionary portion was calculated and in 2012 a 15% discretionary portion was calculated.
(4)	Represents the grant date fair value of performance restricted stock units awarded to each NEO in 2010, 2011 and 2012 in respect of performance in 2009, 2010 and 2011, respectively, computed in accordance with FASB ASC Topic 718. The assumptions used in the valuation of awards made in 2010, 2011 and 2012 are detailed in our quarterly reports on Form 10-Q filed in 2010, 2011 and 2012, respectively.
(5)	The amounts in the “All Other Compensation” column for 2012 are detailed below:

	Excess Life Insurance Premium	401k Match	409A Match	Vehicle	Retirement Payment	Total
Francis R. McAllister	6,180	20,000	51,896	11,472	—	89,548
Gregory A. Wing	5,095	—	—	4,960	—	10,055
John R. Stark	3,749	20,000	23,514	7,649	599,006	653,918
Terrell I. Ackerman	2,795	20,000	14,720	8,290	—	45,805
Kevin G. Shiell	2,683	20,000	12,720	13,447	—	48,850

(6)	John R. Stark retired from the Company on September 4, 2012.

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2012 GRANTS OF PLAN BASED AWARDS

The following table sets forth the grants of plan-based awards made in 2012 to each of our NEOs.

GRANTS OF PLAN BASED AWARDS
Name		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (4)	Grant Date Fair Value of Stock Awards ($) (5)
	Grant Date (4)	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)

Francis R. McAllister	2/17/2012	250,950	501,900	1,003,800	1,075,500	2,151,000	3,226,500	267,512	3,600,712
Gregory A. Wing	2/17/2012	87,500	175,000	350,000	245,000	490,000	735,000	45,238	608,903
John R. Stark (3)	2/17/2012	96,250	192,500	385,000	288,750	577,500	866,250	39,311	529,126
Terrell I. Ackerman	2/17/2012	60,000	120,000	240,000	150,000	300,000	450,000	26,927	362,437
Kevin G. Shiell	2/17/2012	59,000	118,000	236,000	147,500	295,000	442,500	23,011	309,728

(1)	Reflects the range of possible payouts under the Short-Term Incentive Program to each NEO.
(2)	Represents the range of potential value of “performance restricted stock units” to be earned under the terms of the Long-Term Incentive Compensation Program by each NEO based upon performance in 2012, as discussed more fully in the “Compensation Discussion and Analysis.” The values represented in these columns reflect values communicated to participants in early 2012 as part of the Company’s incentive award plan. In respect of 2012 performance, 214,921, 48,959, 29,975 and 29,475 “performance restricted stock units” with grant date values of $3,075,520, $700,603, $428,942 and $421,787 were granted to Francis R. McAllister, Gregory A. Wing, Terrell I. Ackerman and Kevin G. Shiell, respectively, on February 8, 2013, subject to the terms of the 2012 Equity Incentive Plan, and will vest in thirds on each of the first three anniversaries of the date of grant, provided that the NEO remains employed through the vesting date. The grant date fair value of the grants of restricted stock units in respect of these awards will be reported in the Summary Compensation Table for 2013.
(3)	John R. Stark retired from the Company on September 4, 2012.
(4)	Represents performance restricted stock units granted on February 17, 2012 under the terms of our long-term incentive compensation plan in respect of each NEO’s performance in 2011 and which will vest in thirds on each of the first three anniversaries of the date of grant, provided that the NEO remains employed through the vesting date.
(5)	Represents the grant date fair value of performance restricted stock units granted in respect of each NEO’s performance in 2011, computed in accordance with FASB ASC Topic 718.

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2012 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth information with respect to the NEOs concerning the number and value of unexercised options and unvested performance restricted stock units held as of December 31, 2012.

OUTSTANDING EQUITY AWARDS AT 2012 FISCAL YEAR-END
Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (1) (#)	Market Value of Shares or Units of Stock That Have Not Vested (2) (#)
Francis R. McAllister	—	—	—	N/A	337,447	4,312,573
					71,493	913,681
					53,176	679,589
					267,512	3,418,803
Gregory A. Wing	30,000	—	$14.36	3/22/2014
					54,870	701,239
					12,154	155,328
					8,648	110,521
					45,238	578,142
John R. Stark (3)	—	—	—	N/A	64,874	829,090
					14,299	182,741
					10,216	130,560
					39,311	502,395
Terrell I. Ackerman	—	—	—	N/A	32,941	420,986
					5,541	70,814
					5,216	66,660
					26,927	344,127
Kevin G. Shiell	—	—	—	N/A	1,390	17,764
					5,005	63,964
					4,806	61,421
					23,011	294,081

(1)	Amounts include performance restricted stock units in the amounts of 337,447 for Francis R. McAllister; 54,870 for Gregory A. Wing; and 32,941 for Terrell I. Ackerman vesting on February 18, 2013; and 71,493 for Francis R. McAllister; 12,154 for Gregory A. Wing; 5,541 for Terrell I. Ackerman; and 5,005 for Kevin G. Shiell vesting on January 14, 2013 and 2014; and 53,176 for Francis R. McAllister; 8,648 for Gregory A. Wing; 5,216 for Terrell I. Ackerman; and 4,806 for Kevin G. Shiell vesting on March 1, 2013 and 2014; and 267,512 for Francis R. McAllister; 45,238 for Gregory A. Wing; 26,927 for Terrell I. Ackerman; and 23,011 for Kevin G. Shiell vesting in thirds on March 1, 2013, 2014 and 2015; 1,390 for Kevin G. Shiell vesting on February 12, 2013. Amounts also include performance restricted stock units in the amount of 128,700 for John R. Stark who retired on September 4, 2012. These shares will be delivered to Mr. Stark on March 4, 2013.
(2)	Fair Value is based on the December 31, 2012 closing price of $12.78.
(3)	John R. Stark retired from the Company on September 4, 2012.

The Company has not granted any stock appreciation rights.

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2012 OPTION EXERCISES AND STOCK VESTED

The following table sets forth the performance restricted stock units that vested during 2012 for each of our NEOs. No options were exercised by the NEOs in 2012.

2012 OPTION EXERCISES AND STOCK VESTED

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1) ($)
Francis R. McAllister	—	—	394,334	3,814,437
Gregory A. Wing	—	—	70,400	680,372
John R. Stark	—	—	87,257	842,510
Terrell I. Ackerman	—	—	55,377	531,123
Kevin G. Shiell	—	—	13,795	141,348

(1)	Value realized is determined based on the market value of the underlying shares as of the vesting date.

PENSION BENEFITS

We do not sponsor or maintain a defined benefit pension plan for the benefit of the NEOs.

2012 NON-QUALIFIED DEFERRED COMPENSATION

The following table sets forth the non-qualified deferred compensation paid to the NEOs in 2012.

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY (1) ($)	Registrant Contributions in Last FY (2) ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Francis R. McAllister	143,400	51,896	169,854	—	1,352,144
Gregory A. Wing	—	—	—	—	—
John R. Stark	39,127	23,514	17,599	—	301,971
Terrell I. Ackerman	30,000	14,720	12,517	—	138,157
Kevin G. Shiell	5,900	12,720	664	—	19,283

(1)	Amounts have been previously reported in the “Salary” column of the Summary Compensation Table.
(2)	Amounts have been previously reported in the “All Other Compensation” column of the Summary Compensation Table.

In February 2006, Stillwater Mining Company adopted the 409A Nonqualified Deferred Compensation Plan, providing each executive officer an opportunity to make pre-tax deferrals to the plan of up to 60% of their base salary, up to 100% of their cash bonus, and up to 100% of any restricted stock unit awards granted. Deferral elections are irrevocable and effective for a full plan year. In addition, the Company will credit the executive officer with “matching”

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contributions of up to 8% of their compensation, offset by any match the officer has received from the Company and contributed to the qualified 401(k) plan on the executive officer’s behalf. The executive officer’s deferrals are always 100% vested, while the Company’s matching contributions are 100% vested after three years of service. Accounts are credited with earnings or losses equal to certain investment options available through the plan. Contributions may be, as selected by the officer, allocated to certain accounts and distributed upon:

•	Retirement

•	In-Service account date

•	Separation from service (other than retirement, disability or death)

•	Disability or death

•	An unforeseeable emergency

•	A change-in-control of the Company

The executive officer must elect the distribution method, either lump sum or annual installments, for each account (Retirement and In-Service accounts) at the time the account is first established. All other distributions are made in a lump-sum payment, and changes to the time and form of a payout election may only be made by making a re-deferral election pursuant to Internal Revenue Code 409A (“IRC 409A”).

This plan is intended to comply with IRC 409A and as such, all executive officer and company contributions remain assets of the Company and subject to creditors, until such time distribution is made to the executive officer.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The following tables quantify benefits to which each NEO would be entitled under certain termination or change in control (“CIC”) events, in each case as if the termination or CIC event occurred on December 31, 2012.

Francis R. McAllister

Executive Benefits and Payments Upon Termination	Voluntary Termination	For Cause Termination	Early Retirement	Normal Retirement	Disability	Death	CIC (no termination)	Termination without Cause or with Good Reason Prior to CIC or more than 24 months after CIC	Involuntary or Good Reason Termination upon or within 24 months after CIC

Severance Payments
Base Salary	0	0	0	0	0	176,795	0	1,434,000	2,151,000
Short-Term Incentive	0	0	0	0	0	0	0	1,003,800	2,142,000
Pro-Rata Bonus (1)	0	0	0	0	0	0	0	0	0

Value of Unvested Equity Awards and Accelerated
Options	0	0	0	0	0	0	0	0	0
Restricted Stock Units (2)	0	0	0	0	9,324,646	9,324,646	9,324,646	9,324,646	9,324,646
Performance Shares	0	0	0	0	0	0	0	0	0

Value of Perquisites and Benefits
Accrued Vacation	68,942	68,942	68,942	68,942	68,942	68,942	0	68,942	68,942
Health & Welfare Benefit Continuation	0	0	0	0		0	0	37,681	56,521
Payout of 401(k) Balance (3)	475,859	475,859	475,859	475,859	475,859	475,859		475,859	475,859
Payout of 409A Balance (3)	1,352,144	1,352,144	1,352,144	1,352,144	1,352,144	1,352,144	1,352,144	1,352,144	1,352,144
Death Benefit (4)	0	0	0	0	0	600,000	0	0	0

280G Impact
Gross-Up	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a

	1,896,945	1,896,945	1,896,945	1,896,945	11,221,591	11,998,386	10,676,790	13,697,072	15,571,112

(1)	Assumes executive was terminated on December 31, 2012, and was fully entitled to 2012 bonus which is reflected in the Summary Compensation Table.
(2)	Value is based on the December 31, 2012, closing price of $12.78.
(3)	Amounts include executive’s contributions and Company match and are or have been disclosed previously in our current Summary Compensation Table as well as prior year’s Summary Compensation Tables.
(4)	Effective January 1, 2012, the maximum AD&D benefit increased from $50,000 to $300,000.

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Gregory A. Wing

Executive Benefits and Payments Upon Termination	Voluntary Termination	For Cause Termination	Early Retirement	Normal Retirement	Disability	Death	CIC (no termination)	Termination without Cause or with Good Reason Prior to CIC or more than 24 months after CIC	Involuntary or Good Reason Termination upon or within 24 months after CIC

Severance Payments
Base Salary	—	—	—	—	—	86,301	—	350,000	525,000
Short-Term Incentive	—	—	—	—	—	—	—	140,000	373,500
Pro-Rata Bonus (1)	—	—	—	—	—	—	—	—	—

Value of Unvested Equity Awards and Accelerated
Options	—	—	—	—	—	—	—	—	—
Restricted Stock Units (2)	—	—	—	—	1,545,230	1,545,230	1,545,230	1,545,230	1,545,230
Performance Shares	—	—	—	—	—	—	—	—	—

Value of Perquisites and Benefits
Accrued Vacation	33,654	33,654	33,654	33,654	33,654	33,654	—	33,654	33,654
Health & Welfare Benefit Continuation	—	—	—	—	—	—	—	16,712	25,068
Payout of 401(k) Balance (3)	—	—	—	—	—	—	—	—	—
Payout of 409A Balance (3)	—	—	—	—	—	—	—	—	—
Death Benefit (4)	—	—	—	—	—	600,000	—	—	—

280G Impact
Gross-Up	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a

	33,654	33,654	33,654	33,654	1,578,884	2,265,185	1,545,230	2,085,596	2,502,452

(1)	Assumes executive was terminated on December 31, 2012, and was fully entitled to 2012 bonus which is reflected in the Summary Compensation Table.
(2)	Value is based on the December 31, 2012, closing price of $12.78.
(3)	Amounts include executive’s contributions and Company match and are or have been disclosed previously in our current Summary Compensation Table as well as prior year’s Summary Compensation Tables.
(4)	Effective January 1, 2012, the maximum AD&D benefit increased from $50,000 to $300,000.

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Terrell I. Ackerman

Executive Benefits and Payments Upon Termination	Voluntary Termination	For Cause Termination	Early Retirement	Normal Retirement	Disability	Death	CIC (no termination)	Termination without Cause or with Good Reason Prior to CIC or more than 24 months after CIC	Involuntary or Good Reason Termination upon or within 24 months after CIC

Severance Payments
Base Salary	—	—	—	—	—	73,973	—	300,000	450,000
Short-Term Incentive	—	—	—	—	—	—	—	120,000	180,000
Pro-Rata Bonus (1)	—	—	—	—	—	—	—	—	—

Value of Unvested Equity Awards and Accelerated
Options	—	—	—	—	—	—	—	—	—
Restricted Stock Units (2)	—	—	—	—	902,588	902,588	902,588	902,588	902,588
Performance Shares	—	—	—	—	—	—	—	—	—

Value of Perquisites and Benefits
Accrued Vacation	28,846	28,846	28,846	28,846	28,846	28,846	—	28,846	28,846
Health & Welfare Benefit Continuation	—	—	—	—	—	—	—	—	30,563
Payout of 401(k) Balance (3)	509,772	509,772	509,772	509,772	509,772	509,772	—	509,772	509,772
Payout of 409A Balance (3)	138,157	138,157	138,157	138,157	138,157	138,157	138,157	138,157	138,157
Death Benefit	—	—	—	—	—	600,000	—	—	—

280G Impact
Gross-Up	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a

	676,775	676,775	676,775	676,775	1,579,363	2,253,336	1,040,745	1,999,363	2,239,926

(1)	Assumes executive was terminated on December 31, 2012, and was fully entitled to 2012 bonus which is reflected in the Summary Compensation Table.
(2)	Value is based on the December 31, 2012, closing price of $12.78.
(3)	Amounts include executive’s contributions and Company match and are or have been disclosed previously in our current Summary Compensation Table as well as prior year’s Summary Compensation Tables.
(4)	Effective January 1, 2012, the maximum AD&D benefit increased from $50,000 to $300,000.

PRELIMINARY PROXY — SUBJECT TO COMPLETION

Kevin G. Shiell

Executive Benefits and Payments Upon Termination	Voluntary Termination	For Cause Termination	Early Retirement	Normal Retirement	Disability	Death	CIC (no termination)	Termination without Cause or with Good Reason Prior to CIC or more than 24 months after CIC	Involuntary or Good Reason Termination upon or within 24 months after CIC

Severance Payments
Base Salary	—	—	—	—	—	—	—	—	—
Short-Term Incentive	—	—	—	—	—	—	—	—	—
Pro-Rata Bonus (1)	—	—	—	—	—	—	—	—	—

Value of Unvested Equity Awards and Accelerated
Options	—	—	—	—	—	—	—	—	—
Restricted Stock Units (2)	—	—	—	—	437,229	437,229	437,229	437,229	437,229
Performance Shares	—	—	—	—	—	—	—	—	—

Value of Perquisites and Benefits
Accrued Vacation	28,365	28,365	28,365	28,365	28,365	28,365	—	28,365	28,365
Health & Welfare Benefit Continuation	—	—	—	—	—	—	—	—	—
Payout of 401(k) Balance (3)	432,315	432,315	432,315	432,315	432,315	432,315	—	432,315	432,315
Payout of 409A Balance (3)	19,283	19,283	19,283	19,283	19,283	19,283	19,283	19,283	19,283
Death Benefit	—	—	—	—	—	600,000	—	—	—

280G Impact
Gross-Up	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a

	479,964	479,964	479,964	479,964	917,193	1,517,193	456,513	917,193	917,193

(1)	Assumes executive was terminated on December 31, 2012, and was fully entitled to 2012 bonus which is reflected in the Summary Compensation Table.
(2)	Value is based on the December 31, 2012, closing price of $12.78.
(3)	Amounts include executive’s contributions and Company match and are or have been disclosed previously in our current Summary Compensation Table as well as prior year’s Summary Compensation Tables.
(4)	Effective January 1, 2012, the maximum AD&D benefit increased from $50,000 to $300,000.

PRELIMINARY PROXY — SUBJECT TO COMPLETION

EXECUTIVE COMPENSATION, OTHER COMPENSATION AND

POTENTIAL PAYMENTS INFORMATION

Employment Agreements

The Company has employment agreements with Francis R. McAllister, Gregory A. Wing, John R. Stark, and Terrell I. Ackerman.

Francis R. McAllister. The Company entered into an employment agreement with Francis R. McAllister which became effective on February 12, 2001, and was amended on July 17, 2001. The agreement had an initial term ending February 11, 2004, which term is continued for subsequent one-year periods unless terminated, provided that following a change in control (as defined below), the term will continue for no less than 24 additional months. It is terminable by the Company or Mr. McAllister at any time upon written notice. Mr. McAllister’s agreement provides for, among other things:

•

an annual base salary of $500,000, which was increased to $550,000 on January 1, 2005, increased to $580,000 on January 1, 2006, increased to $600,000 on January 1, 2007, increased to $625,000 on January 1, 2008, increased to $650,000 on January 1, 2010, increased to $683,000 on January 1, 2011, increased to $717,000 on January 1, 2012; and increased to $753,000 on January 1, 2013.

•

a performance-based cash bonus to be determined by the Board, with a target of 50% of base salary, a maximum of which is 100% of base salary which was increased on April 27, 2007, to a target of 70% of base salary, with a maximum of 140% of base salary and with no guaranteed minimum payment.

If Mr. McAllister is terminated by the Company without cause (as defined below) or if he resigns voluntarily for good reason (as defined below), at any time other than within two years following a change in control, he is entitled upon signing a release of claims against the Company, to the following:

•	a pro rata portion of the target bonus for the year in which his termination occurs;

•

an amount equal to two times the sum of his annual base salary and target annual bonus, each as in effect as of the date of his termination, which amount will be paid in equal installments over 24 months from the date of termination;

•	continued participation in the Company’s employee benefit plans and policies for a period of 24 months or until he receives similar coverage from a subsequent employer; and

•	accelerated vesting of any unvested restricted stock.

PRELIMINARY PROXY — SUBJECT TO COMPLETION

If the Company terminates Mr. McAllister’s employment without cause or if he resigns voluntarily for good reason, within two years following a change in control, then in lieu of the payments and benefits described above, Mr. McAllister will be entitled to the following:

•	a lump-sum cash payment in an amount equal to three times his annual base salary and three times the higher of (x) his target bonus or (y) his annual bonus paid for the most recent calendar year;

•	continued participation in the Company’s benefit plans and policies for a period of three years or less if he receives similar benefits from subsequent employment; and

•	accelerated vesting of any unvested restricted stock.

Mr. McAllister will be entitled to receive a tax gross-up payment to fully offset the effect of any excise tax imposed under Section 4999 of the Code, if his after-tax benefit (assuming he received such payment) is at least $20,000 greater than the after-tax benefit he would have received if he did not receive the tax gross-up payment. The employment agreement also contains a customary non-disclosure covenant; a one-year covenant not to compete and not to solicit employees of the Company; an agreement by the Company to indemnify Mr. McAllister, as permitted by law, against any claim resulting from the performance of his duties as an officer or director of the Company; and an agreement by the Company to use commercially reasonable efforts to obtain and maintain customary directors’ and officers’ liability insurance covering Mr. McAllister.

Gregory A. Wing. Gregory A. Wing’s employment agreement became effective on March 22, 2004 and had an initial term ending on March 21, 2005. The agreement is to be continued from year to year unless altered or terminated; provided that, following a change in control, the term will continue for no less than 24 additional months. The agreement provides for:

•

an initial base salary of $240,000 which was increased to $250,000 on January 1, 2005, increased to $262,500 on January 1, 2006, increased to $275,000 on January 1, 2007, increased to $290,000 on January 1, 2008, increased to $302,000 on January 1, 2010, increased to $330,000 on January 1, 2011, increased to $350,000 on January 1, 2012; and increased to $371,000 on January 1, 2013.

•

a performance-based cash bonus to be determined by the Board, with a target of 30% of base salary and a maximum of 60% of base salary, which was increased on April 27, 2007, to a target of 40% of base salary, with a maximum of 80% of base salary and with no guaranteed minimum payment.

If the Company terminates Mr. Wing’s employment without cause or if he resigns voluntarily for good reason, at any time other than within two years following a change in control, Mr. Wing will be entitled to:

•	a pro rata portion of his target bonus for the year of his termination;

•	an amount equal to his annual base salary, as in effect as of the date of his termination, which amount will be paid in equal semi-monthly installments over 12 months from the date of termination;

•	continued participation in the Company’s employee benefit plans and policies for a period of 12 months, until he receives similar coverage from a subsequent employer; and

•	accelerated vesting of any unvested stock options and restricted stock.

PRELIMINARY PROXY — SUBJECT TO COMPLETION

If the Company terminates Mr. Wing’s employment without cause, or if Mr. Wing resigns voluntarily for good reason, within two years of the change in control, Mr. Wing will be entitled to:

•	a pro rata portion of his target bonus for the year of his termination;

•

a lump sum cash payment in an amount equal to 1.5 times the sum of his annual base salary and 1.5 times the higher of (x) his target bonus or (y) his annual bonus paid for the most recent calendar year;

•	continued participation in the Company’s employee benefit plans and policies for a period of 18 months, until he receives similar benefits from a subsequent employer; and

•	accelerated vesting of stock options and restricted stock, with the options remaining exercisable for a period of ten years from the grant date.

Mr. Wing will be entitled to receive a tax gross-up payment to fully offset the effect of any excise tax imposed under Section 4999 of the Code if his after-tax benefit (assuming he received such payment) is at least $20,000 greater than the after-tax benefit he would have received if he did not receive the tax gross-up payment. The employment agreement also contains a customary non-disclosure covenant and a one-year covenant not to compete.

Terrell I. Ackerman. Terrell I. Ackerman’s agreement became effective on May 8, 2002 and had an initial term ending on December 31, 2002. The term is to be continued from year to year unless altered or terminated; provided that, following a change in control, the terms will continue for no less than 24 additional months. The agreement entitles Mr. Ackerman to receive:

•

an initial base salary of $190,000 which was increased to $210,000 on January 1, 2005, increased to $220,000 on January 1, 2006, increased to $230,000 on January 1, 2007, increased to $245,000 on January 1, 2008, increased to $255,000 on January 1, 2010, increased to $275,000 on January 1, 2011, increased to $300,000 on January 1, 2012; and increased to $315,000 on January 1, 2013,

•

a performance-based cash bonus to be determined by the Board, with a target of 30% of base salary and a maximum of 60% of base salary, which was increased on April 27, 2007, to a target of 40% of base salary, with a maximum of 80% of base salary and with no guaranteed minimum payment.

If the Company terminates Mr. Ackerman’s employment without cause or if Mr. Ackerman resigns voluntarily for good reason, at any time other than within two years following a change in control, Mr. Ackerman is entitled to an amount equal to the sum of his annual base salary and target annual bonus, each as in effect as of the date of his termination. This amount will be paid in equal installments over 12 months from the date of termination. In addition, any unvested restricted stock would immediately vest.

PRELIMINARY PROXY — SUBJECT TO COMPLETION

If the Company terminates Mr. Ackerman’s employment without cause, or if Mr. Ackerman resigns for good reason, within two years of a change in control, he will be entitled to:

•

a lump sum payment equal to 1.5 times the sum of (x) his annual base salary at a rate in effect immediately prior to the change in control or on the date of termination, whichever is higher, plus (y) his target bonus in effect immediately prior to the change in control or on the termination date, whichever is higher;

•	continued participation in the Company’s employee benefit plans and policies for a period of 18 months or until he receives similar coverage from a subsequent employer; and

•	accelerated vesting of any unvested restricted stock.

Mr. Ackerman will be entitled to receive a tax gross-up payment to fully offset the effect of any excise tax imposed under Section 4999 of the Code if his after-tax benefit (assuming he received such payment) is at least $20,000 greater than the after-tax benefit he would have received if he did not receive the tax gross-up payment. The agreement also contains a customary non-disclosure covenant and a one-year covenant not to compete.

Definitions of Terms affecting Potential Payment Upon Termination or Change in Control. The following are definitions contained in the officers’ employment contracts:

Key Definitions

Good Reason	Substantial and material reduction in the nature or status of position, duties or responsibilities (including failure to report directly to Chairman/CEO);

Decrease in base salary or target bonus percentage (other than across the board percentage reduction);

Material breach by the Company regarding any payment or obligation due officer which remains uncured after ten (10) business days-notice;

Material reduction in aggregate benefits under the Company’s benefit plans (other than across-the-board reduction);

Failure to secure successor’s express assumption of agreement;

Discontinuance of the Company’s business; or

Relocation out of Montana.

PRELIMINARY PROXY — SUBJECT TO COMPLETION

Change in Control

To the extent “Change in Control” complies with Code Section 409A of the Internal Revenue Code of 1986 (“Section 409A”), the following definition applies:

Any person acquires 30% or more of issued and outstanding voting equity;

Director composition change within a two-year period of 50% or more (unapproved by two-third (2/3) of “incumbent directors”. “Incumbent directors” include those directors who are elected, or nominated for election, with the affirmative votes of at least two-thirds of the incumbent directors at the time of such election or nomination, but shall not include an individual whose election or nomination is in connection with an actual or threatened election or proxy contest, including without limitation, a consent solicitation relating to the election of directors to the Company.);

Merger, consolidation, sale of all or substantially all assets or other transaction approved by shareholders unless (i) 55% or more continuing ownership, or (ii) a recapitalization in which no person owns 30% or more of combined voting power; or

Upon shareholder approved plan of dissolution or sale of all or substantially all Company assets, unless 60% of combined voting power held by Company’s shareholders in similar proportion as before sale; but in any case

No change in control if shareholders retain proportionate ownership of post transaction business entity which owns assets.

Cause

Misfeasance or nonfeasance of duty by officer that intends to, or does, injure reputation of the Company or its business or relationships;

Conviction of, or plea of nolo contendere to, any felony or crime involving moral turpitude;

Prior to a change in control, willful and continued failure to substantially perform duties (except by reason of physical or mental incapacity) after notice and 15 days to cure;

Prior to a change in control, dishonesty by officer in performance of duties; and

Prior to a change in control, willful and material breach of restrictive covenants.

Disability	Physical or mental incapacity renders officer unable to perform duties for period of 180 consecutive days, and a determination regarding disability is made by health professional mutually acceptable to both parties.

PRELIMINARY PROXY — SUBJECT TO COMPLETION

Equity Incentive Plans and Award Agreements

2012 Equity Incentive Plan

In April 2012, our shareholders approved the 2012 Equity Incentive Plan (the “2012 Plan”). To date, we have granted Performance Restricted Stock Units to our executives under the 2012 Plan, subject to the terms of the 2012 Plan and the related award agreements.

Under the terms of each executive’s award agreements, upon termination of the executive’s employment by the Company without cause or by the executive for “good reason” (as defined in the 2012 Plan), all outstanding Performance Restricted Stock Units will become fully vested and all restrictions on such awards will immediately lapse.

In addition, effective immediately upon the occurrence of a “change in control” (as defined below), all outstanding Performance Restricted Stock Units will become fully vested and all restrictions on such awards will immediately lapse.

For purposes of the 2012 Plan, “Change in Control” means the occurrence of any of the following events: (i) any person is or becomes the beneficial owner of securities of the Company representing fifty percent or more of the combined voting power of the Company’s then outstanding securities; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened proxy contest, including a consent solicitation relating to an election of directors of the Company) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office, cease for any reason to constitute at least a majority of the Board; or (iii) subject to certain exceptions, there is consummated a merger or consolidation of the Company or any subsidiary of the Company with any other corporation; or (iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets. Notwithstanding the foregoing, a “Change in Control” will not be deemed to have occurred (i) by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction of series of transactions, or (i) with respect to any award subject to Section 409A, unless the applicable event also constitutes a “Change in Control” in compliance with Section 409A.

2004 Equity Incentive Plan

The Company previously issued Performance Restricted Stock Units that remain outstanding under the 2004 Equity Incentive Plan (the “2004 Plan”); subject to the terms of the 2004 Plan and the related award agreements. Following shareholder approval of our 2012 Plan, we no longer grant awards under our 2004 Plan.

PRELIMINARY PROXY — SUBJECT TO COMPLETION

Under the terms of each executive’s award agreements, upon termination of the executive’s employment by the Company without cause or by the executive for “good reason” (as defined therein), all outstanding Performance Restricted Stock Units will become fully vested and all restrictions on such awards will immediately lapse. In addition, effective immediately upon the occurrence of a change in control, all outstanding performance restricted stock units will become fully vested and all restrictions on such awards will immediately vest.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own 10% or more of a registered class of the Company’s equity securities to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on its review of copies of the Section 16(a) reports and written representations the Company has received, the Company believes that since January 1, 2012, all of its directors, executive officers and 10% shareholders have timely filed all required reports, with the following exceptions:

Francis R. McAllister, Gregory A. Wing, Terrell I. Ackerman and Kevin G. Shiell each filed one Form 4 late on March 9, 2012; and Terrell I. Ackerman filed one Form 4 late on September 17, 2012.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

It is the Company’s policy to enter into or ratify related person transactions generally only when the Board of Directors, acting through the Audit Committee, determines that the related person transaction in question is in, or is not inconsistent with, the best interests of the Company and its shareholders. The Company’s Policy and Procedures With Respect to Related Party Transactions, adopted by the Board in 2007, describes the Board’s policies and procedures for the review, approval, and ratification of related party transactions.

The policy provides that a “Related Person Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant, and the amount involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect material interest. For purposes of the policy, a “Related Person” means (i) any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company; (ii) any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities; (iii) any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee)

PRELIMINARY PROXY — SUBJECT TO COMPLETION

sharing the household of such director, executive officer, nominee or more than 5% beneficial owner; or (iv) any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

Prior to entering into the Related Person Transaction the Related Person who desires to engage in such transaction must notify the General Counsel of the material facts and circumstances of the proposed Related Person Transaction, including such party’s relationship to the Company and interest in the transaction and the proposed aggregate value thereof. The General Counsel will assess whether the proposed transaction is a Related Person Transaction for purposes of the policy. If the General Counsel determines that the proposed transaction involves an amount in excess of $120,000 and is a Related Person Transaction, the proposed Related Person Transaction must be submitted to the Audit Committee for consideration.

The Audit Committee considers all of the relevant facts and circumstances available to the Audit Committee including, but not limited to, the benefits to the Company; the impact on a director’s independence in the event the Related Person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally. No member of the Audit Committee shall participate in any review, consideration or approval of any Related Person Transaction with respect to which such member or any of his or her immediate family members is the Related Person. The Audit Committee approves only those Related Person Transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders, as the Audit Committee determines in good faith. The Audit Committee or Audit Chair, as applicable, communicates the decision to the General Counsel, who conveys the decision to the appropriate persons within the Company.

Since January 1, 2012, there have been no Related Person Transactions.

PRELIMINARY PROXY — SUBJECT TO COMPLETION

AUDIT COMMITTEE REPORT

Management has the primary responsibility for the financial statements and the reporting process, including the system of internal accounting controls. The Audit Committee, in its oversight role, has reviewed and discussed the audited financial statements with the Company’s management.

The Company has an Audit Committee comprised of three independent directors, each of whom meets the independence and qualification standards for audit committee membership of the NYSE and the Company’s corporate governance guidelines, as determined by the Board. The Audit Committee reviews the accounting principles and procedures of the Company and its annual financial reports and statements, recommends to the Board of Directors the engagement of the Company’s independent registered accounting firm, reviews with the independent registered accounting firm the plans and results of the auditing engagement and considers the independence of the Company’s independent registered accounting firm.

The main function of the Audit Committee is to ensure that effective accounting policies are implemented and that internal controls are put in place in order to deter fraud, anticipate financial risks and promote accurate, high quality and timely disclosure of financial and other material information to the public markets, the Board and the shareholders. The Audit Committee also reviews and recommends to the Board the approval of the annual financial statements and provides a forum, independent of management, where the Company’s independent registered accounting firm can communicate any issues of concern.

The independent members of the Audit Committee believe that the present composition of the Audit Committee accomplishes all of the necessary goals and functions of an audit committee as recommended by the Blue Ribbon Committee on Improving the Effectiveness of Corporate Audit Committees and adopted by the U.S. stock exchanges and the Securities & Exchange Commission. The Audit Committee operates under a formal, written charter approved by the Board. The charter specifies the scope of the Audit Committee’s responsibilities and how it should carry out those responsibilities. The charter is available on the Company’s website.

During 2012, the Audit Committee met four (4) times. The Audit Committee was advised, as contemplated by the Sarbanes-Oxley Act of 2002, of all critical accounting policies and practices of the Company. In performing its oversight function, the Audit Committee reviewed with the Company’s independent registered accounting firm such firm’s judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed under the Audit Committee charter and generally accepted auditing standards, including Statement on Auditing Standards Nos. 61 and 90. In addition, the Audit Committee has discussed with the independent registered accounting firm such firm’s independence from management and the Company and received the written disclosures and letter from the independent registered accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered accounting firm’s communications with the Audit Committee concerning independence.

PRELIMINARY PROXY — SUBJECT TO COMPLETION

The Audit Committee discussed with the Company’s independent registered accounting firm the overall scope and plans for their audit. The Audit Committee met with the independent registered accounting firm, with and without management present, to discuss the results of such firm’s examination and evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

The Company’s management, the Audit Committee and the Board are fully committed to the review and evaluation of the Company’s procedures and policies designed to assure effective internal control over financial reporting. All steps and disclosures relating to this matter have been and will remain subject to the oversight of the Audit Committee.

In reliance on the reviews and discussions referred to above, and subject to the limitations on the role and responsibilities of the Audit Committee set forth in its charter, based on the review of the Company’s financial statements, accounting system and its accounting policies and procedures and discussions with the Company’s independent registered accounting firm for the fiscal year ended December 31, 2012, the Audit Committee recommended to the Board of Directors that the consolidated financial statements for the fiscal year ended December 31, 2012, be included in the Company’s Annual Report on Form 10-K. The Audit Committee also approved the selection of the Company’s independent registered accounting firm for the fiscal year ending December 31, 2013.

As set forth in the Audit Committee charter, one of the Audit Committee’s responsibilities is to benchmark, no less than every five (5) years, the services provided by the Company’s independent registered accounting firm alongside similarly qualified firms. In 2012, the Audit Committee conducted a review of the independent registered accounting firm services, including a benchmarking inquiry into the firm’s fees. After due deliberation, the Audit Committee concluded to recommend retaining the services of the incumbent firm, KPMG LLP.

Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s independent registered accounting firm is in fact “independent.”

Sheryl K. Pressler, Chairperson Steven S. Lucas Michael S. Parrett

PRELIMINARY PROXY — SUBJECT TO COMPLETION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

The following table includes information available to the Company as of February 8, 2013, concerning the beneficial ownership of Common Stock by (i) shareholders known to the Company to beneficially own more than 5% of the Common Stock; (ii) each person that in the past fiscal year was a director or executive officer of the Company; and (iii) all directors and executive officers of the Company as a group. Unless otherwise indicated, all beneficial owners have sole voting and investment power over the shares held.

Name of Beneficial Owner		Total Amount	Percent of Class
BlackRock, Inc.	(1)	16,176,071	13.8%
Platinum Investment Management Limited	(2)	15,822,640	13.5%
The Vanguard Group	(3)	7,022,281	6.0%
Sun Valley Gold LLC	(4)	3,533,832	3.0%
UBS AG	(5)	175,039	*
Ackerman, Terrell I.	(6)	119,474	*
Bee, George M.	(7)	15,550	*
Fuller, Craig L.	(8)	43,557	*
James, Patrick M.	(9)	59,714	*
Lucas, Steven S.	(10)	48,661	*
McAllister, Francis R.	(11)	1,186,147	1.0%
Parrett, Michael S.	(12)	22,350	*
Pressler, Sheryl K.	(13)	35,473	*
Schiavone, Michael	(14)	30,321	*
Shiell, Kevin G.	(15)	28,380	*
Stark, John R.	(16)	145,861	*
Sugar, Gary A.	(17)	0	*
Wing, Gregory A.	(18)	237,377	*
All directors and executive officers as a group		1,957,314	1.7%

GRAND TOTAL		44,687,177

*	Indicates ownership of less than 1%
(1)	Information is based on the Schedule 13G filed by BlackRock, Inc. with the SEC on January 11, 2013, by BlackRock, Inc. on behalf of itself and its wholly owned subsidiaries BlackRock Advisors, LLC, BlackRock Investment Management, LLC, BlackRock Investment Management (Australia) Limited, BlackRock (Luxembourg) S.A., BlackRock Asset Management Australia Limited, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock International Limited, BlackRock Japan Co. Ltd. and BlackRock Investment Management (UK) Limited. Each of such other persons and entities, through its ownership and/or control of BlackRock, Inc., may be deemed to be the beneficial owner of the shares. The address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.
(2)	Information is based on the Schedule 13G filed by Platinum Investment Management Limited with the SEC on February 14, 2013. The address of Platinum Investment Management Limited is Level 8, 7 Macquarie Place, Sydney NSW 2000 Australia.
(3)	Information is based on the Schedule 13G filed by The Vanguard Group - 23-1945930 with the SEC on February 11, 2013. The address of The Vanguard Group - 23-1945930 is 100 Vanguard Blvd, Malvern, PA 19355.
(4)	Information is based on the Schedule 13G filed by Sun Valley Gold LLC with the SEC on February 12, 2013. The address of Sun Valley Gold LLC is 620 Sun Valley Road, PO Box 2759, Sun Valley, ID 83353.
(5)	Information is based on the Schedule 13G filed by UBS AG with the SEC on February 13, 2013, by UBS AG on behalf of itself and its wholly owned subsidiaries UBS AG London Branch, UBS Securities LLC, UBS Financial Services, Inc. and UBS Deutschland AG. Each of such other persons and entities, through its ownership and/or control of UBS AG, may be deemed to be the beneficial owner of the shares. The address of UBS AG is Bahnhofstrasse 45, PO Box CH-8021, Zurich, Switzerland.

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(6)	Includes 6,055 shares in his 401(k) plan.
(7)	George M. Bee was appointed to the Board of Directors on November 24, 2012.
(8)	Includes 15,000 shares issuable upon exercise of vested options.
(9)	Includes 5,000 shares issuable upon exercise of vested options; 17,870 shares in his 409A plan and 36,844 shares held by a trust, of which Mr. James and his wife are trustees.
(10)	Includes 46,624 shares in his 409A plan.
(11)	Includes 36,398 shares in his 401(k) plan.
(12)	Includes 15,393 shares in his 409A plan.
(13)	Includes 11,285 shares in her 409A plan.
(14)	Includes 4,108 shares in his 409A plan.
(15)	Includes 5,520 shares in his 401(k) plan.
(16)	Includes 17,161 shares in his 401(k) plan and 128,700 shares that will be available on March 4, 2013. John R. Stark retired on September 4, 2012.
(17)	Gary A. Sugar was appointed to the Board of Directors on August 29, 2012.
(18)	Includes 30,000 shares issuable upon exercise of vested options.

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PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

ACCOUNTING FIRM

Unless otherwise directed by the shareholders, shares represented by proxy at the meeting will be voted in favor of ratification of the appointment of KPMG LLP as the Company’s independent registered accounting firm for the year ending December 31, 2013. A representative of KPMG LLP is expected to be present at the meeting and will be given an opportunity to make a statement if so desired and to respond to appropriate questions.

The ratification of the appointment of KPMG LLP is being submitted to the shareholders because the Board believes this to be a good corporate practice. Should the shareholders fail to ratify this appointment; the Board will review the matter.

The affirmative vote of a majority of shares having voting power and present in person or by proxy is required for approval of Proposal 2. If you hold your shares in street name, your broker or other nominee may vote your shares only on those matters on which it has discretion to vote. If your broker or other nominee provides you with proxy materials from the Clinton Group in opposition to these proxy materials, your broker or other nominee does not have discretion to vote your shares on this proposal. If proxy materials from the Clinton Group are not forwarded to you by your broker or other nominee, your broker or other nominee does have discretion to vote on routine matters, such as this proposal.

Audit and Non-Audit Fees. The following table presents fees for professional attestation services rendered by KPMG LLP for the audit of the Company’s annual consolidated financial statements and reviews of the quarterly consolidated financial statements for the years ended December 31, 2011, and 2012, and all other fees billed for other professional services rendered by KPMG LLP.

	2011	2012
Audit Fees (1)	$740,400	$1,056,975
Audit-Related Fees	$116,111	$70,650
Tax Fees	$145,357	$112,750
All Other Fees	$0	$0

(1)	Report on the consolidated financial statements of the Company as of and for the year ended December 31, 2012, including timely reviews of 2012 interim financial information - 3 quarters ($1,007,975) and the audit of the Company’s subsidiary, Stillwater Canada Inc. as of and for the year ended December 31, 2012 ($49,000).

The Audit Committee of the Board pre-approved all of the fees mentioned above and determined that such fees are compatible with maintaining KPMG LLP’s independence. For more information on the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy see “Committees — Audit Committee” above.

The Board of Directors unanimously recommends a vote FOR Proposal 2.

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PROPOSAL 3:

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The Compensation Discussion and Analysis beginning on page 20 of this proxy statement describes the Company’s executive compensation program and the compensation decisions made by the Compensation Committee and the Board of Directors in 2012 with respect to our Chief Executive Officer and other officers named in the Summary Compensation Table on page 43 (who we refer to as the “named executive officers”). The Dodd-Frank Act enables Stillwater shareholders to vote, on an advisory or non-binding basis, on whether to approve the compensation of the Company’s named executive officers. The Company’s 2012 Annual Meeting of Shareholders included an advisory vote on the frequency of advisory votes on executive compensation. While this vote was non-binding, the Board carefully considered the outcome of the 2012 vote when deciding 2013 compensation. In 2012, the Board recommended approval of an annual advisory vote on executive compensation, and 81.8% of shareholder votes in 2012 were in favor of an annual advisory vote on executive compensation.

Brokers and other nominees will not have discretionary authority to vote your shares if you hold your shares in street name and do not provide instructions as to how your shares should be voted on this proposal. The Board of Directors is asking shareholders to cast a non-binding advisory vote on the following resolution:

“RESOLVED that the shareholders of Stillwater Mining Company (“Stillwater”) approve the compensation of the Stillwater executive officers named in the Summary Compensation Table, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the executive compensation tables and the related footnotes and narrative accompanying the tables).”

As we describe in the Compensation Discussion and Analysis, our executive compensation program embodies a pay-for-performance philosophy that supports Stillwater’s business strategy and aligns the interests of our executives with our shareholders. The Board believes this link between compensation and the achievement of our short and long-term business goals has helped drive Stillwater’s performance over time, particularly during the recent difficult economic conditions. At the same time, we believe our program does not encourage excessive risk-taking by management. In addition, the compensation actions taken for 2012 reflect Stillwater’s commitment to maintaining profitability and creating shareholder value in the current economic climate.

For these reasons, the Board is asking shareholders to support this proposal. While the advisory vote we are asking you to cast is non-binding, the Compensation and Benefits Committee and the Board value the views of our shareholders and will take into account the outcome of the vote when considering future compensation decisions for our named executive officers.

The Board of Directors unanimously recommends a vote FOR Proposal 3.

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PROPOSAL 4:

BY-LAW AMENDMENT REQUIRING SUPERMAJORITY VOTING FOR

CERTAIN BOARD ACTIONS

The Clinton Group has advised the Company that it intends to present the following proposal to amend the Company’s By-laws at the 2013 Annual Meeting:

To, pursuant to Section 109 of the DGCL and Article IX of the Bylaws, amend and restate in its entirety Article III, Section 3.7 of the Bylaws as follows:

Section 3.7 Quorum, Required Vote and Adjournment. At all meetings of the board of directors, a quorum for the transaction of business shall consist of a majority of the directors, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, except as specifically required by the DGCL or other law, the Restated Certificate of Incorporation, or these Amended and Restated Bylaws. Notwithstanding the foregoing or any other provision of these Amended and Restated Bylaws, the approval of more than two-thirds of the directors then in office shall be required to authorize the Corporation to (i) acquire, in one transaction or a series of transactions, a company or asset (whether by purchase, acquisition, merger, consolidation or otherwise), or make any investment or provide any financing or guarantee in connection therewith, in each case where the consideration therefor has a value in an amount exceeding $50 million, unless such transaction or series of transactions, or such investment, financing or guarantee arrangement, has been ratified by a majority in voting power of the stockholders, voting as a single class at an annual or special meeting; or (ii) invest in one capital project or a series of capital projects, in each case at the same location or facility, where such investment has an aggregate value in an amount exceeding $25 million, unless such capital project or series of capital projects has been ratified by a majority in voting power of the stockholders, voting as a single class at an annual or special meeting; provided that nothing in this sentence shall restrict, or shall be deemed to restrict, the board of directors from approving a sale of the Corporation or its assets (whether by merger, consolidation or otherwise) by the vote of a majority of the directors present at a meeting at which a quorum is present. If less than a quorum is present at any meeting of the board of directors, the director or directors present may adjourn the meeting from time to time without further notice. Voting by proxy is not permitted at meetings of the board of directors. Notwithstanding anything in these Amended and Restated Bylaws to the contrary, any amendment, alteration or repeal of this Section, or the adoption of any bylaw inconsistent herewith, by the board of directors shall require for its approval the affirmative vote of all the members of the board of directors then in office. This Section 3.7 shall become effective at the time it is approved by the requisite vote of stockholders; provided that nothing in this Section shall apply to contractual agreements, arrangements or understandings authorized prior to the effective time of this Section 3.7.

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The Clinton Group’s proposed By-law amendment will present a proposal at the Annual Meeting that will, among other things, require a supermajority vote of the Board to approve acquisitions or investments by the Company that exceed specified thresholds, absent ratification of such acquisition or investment by the shareholders (the “Supermajority Proposal”).

After careful consideration, the Board unanimously recommends that you vote AGAINST this proposal. The Board believes that this proposal is restrictive and unnecessary and could be detrimental to Stillwater Mining Company and our shareholders. For these reasons and the reasons discussed below, the Board opposes this proposal.

The Supermajority Proposal would place a significant and unnecessary restriction on the Board’s fundamental duty to manage the business and affairs of the Company and to determine how best to execute on the Company’s business strategy and deploy its capital. The Board should be able to act by majority vote after analyzing a given situation with due consideration to the views of all directors as set forth under Delaware General Corporation Law. The proposed restrictions included in the Supermajority Proposal are highly unusual and the supermajority vote requirement may facilitate efforts by certain directors to frustrate the will of a majority of the Board. Furthermore, we are not aware of similar restrictions placed on any of our peer companies. As a result, implementing the Supermajority Proposal may cause the Company to be at a competitive disadvantage in relation to its peers.

The affirmative vote of a majority of shares having voting power and present in person or by proxy is required for approval of Proposal 4. If you hold your shares in “street name,” your broker or other nominee will not have discretionary authority to vote your shares on this proposal if you do not provide instructions as to how your shares should be voted.

The Board of Directors unanimously recommends a vote AGAINST Proposal 4.

SHAREHOLDER PROPOSALS

Shareholders may present proper proposals for inclusion in the Company’s proxy statement pursuant to Rule 14a-8 and for consideration at the next Annual Meeting of Shareholders by submitting their proposals in writing to the Company’s Corporate Secretary at the Company’s principal executive offices in a timely manner. For a shareholder proposal to be considered for inclusion in the Company’s proxy statement for the 2014 Annual Meeting of Shareholders pursuant to Rule 14a-8, the written proposal must be received by the Company at its principal executive offices no later than November [—], 2013. In addition, shareholder proposals must otherwise comply with the SEC and Exchange Act rules for inclusion of shareholder proposals in the Company’s proxy statement, including the requirements that such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by Company action in accordance with the proxy rules.

If shareholders wish to submit proposals outside of the process of Rule 14a-8 under the Exchange Act, in order for such proposal to be considered “timely” for the purposes of Rule 14a-4(c) under the Exchange Act, the proposal must be received at the Company’s principal executive offices no later than March 13, 2014, assuming a May 2, 2014 annual meeting date. In addition,

PRELIMINARY PROXY — SUBJECT TO COMPLETION

the Company’s By-Laws require that proposals of shareholders made outside of Rule 14a-8 under the Exchange Act, and shareholder nomination of directors, must be submitted, in accordance with the requirements of our By-Laws, no later than March 13, 2014 and no earlier than February 16, 2014, assuming a May 2, 2014 annual meeting date.

Cost of Solicitation

As a result of the proxy contest initiated by the Clinton Group, we expect to incur and bear substantial additional costs in connection with the solicitation of proxies. In addition to mail and e-mail, proxies may be solicited personally, via the Internet or by telephone or facsimile, by certain of our executives without additional compensation. The executives of the Company who may solicit proxies are those listed in Annex A under the heading “Certain Officers and Other Employees”. We will reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for forwarding proxy materials to principals and beneficial owners and obtaining their proxies. As a result of the potential proxy solicitation by the Clinton Group, we may incur additional costs in connection with our solicitation of proxies. We have hired Innisfree M&A Incorporated (“Innisfree”), 501 Madison Avenue, 20th Floor, New York, NY 10022 to assist us in the solicitation of proxies for a fee of up to $600,000 plus out-of-pocket expenses. Innisfree expects that approximately forty (40) of its employees will assist in the solicitation. Our expenses related to the solicitation of proxies from shareholders this year will exceed those normally spent for an annual meeting. Such costs are expected to total approximately $650,000. These additional solicitation costs are expected to include the fee payable to our proxy solicitor; fees of outside counsel and other advisors to advise the Company in connection with a contested solicitation of proxies; increased mailing costs, such as the costs of additional mailings of solicitation material to shareholders, including printing costs, mailing costs and the reimbursement of reasonable expenses of banks, brokerage houses and other agents incurred in forwarding solicitation materials to beneficial owners of our common stock, as described above; and possibly the costs of retaining an independent inspector of election. To date, we have incurred approximately $150,000 of these solicitation costs.

Certain Potential Adverse Consequences of Threatened Proxy Contest

The agreements governing the Company’s 1.875% Convertible Notes due 2028 and 1.75% Senior Notes due 2032 (collectively, the “Notes”) contain “change in control” provisions. These change in control provisions are triggered if, among other things, a majority of the directors on the Board consist of new directors whose election was not approved by the vote of a majority of the Company’s current directors.

In the event that the Clinton Group’s nominees for the Board are elected as a majority of the Board at the 2013 Annual Meeting, and the nomination and election of such directors was not approved by the vote of the majority of the Company’s current directors, the Company may be required to make an offer to repurchase all of the outstanding Notes at a price equal to 100% of the principal and unpaid interest on such Notes. As of [March 14, 2013], $[    ] million in aggregate principal amount of the Notes was outstanding. Holders of Company’s 1.875% Convertible Notes due 2028 may exercise their right to require the Company to purchase their convertible debentures pursuant to an ongoing put option which expires on March 15, 2013, which could result in the repurchase of all such outstanding convertible debentures prior to the expected annual meeting date. Similarly, if the indebtedness outstanding under the Company’s Credit Agreement (discussed below) is in excess of $10 million and there is an uncured event of default under the Credit Agreement (as noted below as of March 14, 2013, there was no drawn balance under the Credit Agreement) an event of default may occur under the Notes which may result in the acceleration of payment of the indebtedness evidenced by the Notes.

PRELIMINARY PROXY — SUBJECT TO COMPLETION

In addition, the Company’s senior secured credit agreement (the “Credit Agreement”) contains “change in control” provisions. The change in control provisions may be triggered if, among other things, a majority of the directors on the Board are not “Continuing Directors,” which are defined as any member of the Board who (i) was a director of certain creditors or (ii) who became a director and whose election or initial nomination for election was approved by the majority of the Continuing Directors then on the Board, excluding any directors who were initially proposed for election in opposition to the Board.

If the Credit Agreement were accelerated following an event of default, holders of such indebtedness would have the right to accelerate the indebtedness thereunder. As of March 14, 2013, there was no drawn balance under the Credit Agreement, but there was approximately $17.5 million in undrawn letters of credit issued under the Credit Agreement as collateral for sureties.

The Company cannot assure shareholders that a replacement credit facility or other financing would be available on commercially reasonable terms, if at all. Additionally, the Company’s Board has not yet made a determination as to whether to approve the Clinton Group’s nominees prior to the 2013 Annual Meeting of Shareholders solely for purposes of the change in control provisions in the Notes, but anticipates making such determination in sufficient time to notify the Company’s shareholders prior to the annual meeting. In making its determination whether to approve the Clinton Group’s nominees solely for purposes of the change in control provisions of the Company’s Notes, the Board is likely to take into consideration a variety of factors based on the facts and circumstances existing at the time, including, among others, the price at which the Notes are trading in the public market at such time, the availability of capital to the Company to satisfy its obligations to repurchase any Notes that would be required to be repurchased following a change in control, the availability of replacement financing on commercially reasonably terms to satisfy any such repurchase obligations, including whether or not the Clinton Group had put in place such replacement financing. Accordingly, if the Clinton Group’s nominees for the Board are elected and not approved by the Board for purposes of the change in control provisions in the Notes and if such holders of the Notes exercise their right to require the Company to purchase such Notes, the Company’s liquidity and ability to operate its business could be materially and adversely impacted if the Company is not able to obtain financing to satisfy such obligations on commercially reasonable terms.

A change in the director composition of a majority of our Board of Directors (the “Board”) that is not approved by two-thirds of our incumbent directors will constitute a change in control under the terms of our equity incentive plans and awards agreements. Upon a change in control, all outstanding equity incentive awards held by our executive officers and non-employee directors will become fully vested. (See the discussion above in the sections entitled “Board of Directors and Committees – Director Compensation” and “Potential Payments Upon Termination or Change-In-Control.”) In addition, in the event that Frank McAllister is not re-elected as a director and appointed as Chairman of the Board, he will be entitled to resign from the Company for “good reason” under the terms of his employment agreement and receive the severance payments provided for under the terms of his employment agreement. In the event that Frank McAllister is not re-elected as a director and appointed as Chairman of the Board and there is a change in the director composition of a majority of the Board resulting in a change in control, Mr. McAllister will be entitled to resign from the Company for “good reason” under the terms of his employment agreement and receive the enhanced change in control severance payments provided for under the terms of his employment agreement. (See the discussion above in the section entitled “Executive Compensation, Other Compensation and Potential Payments Information – Employment Agreements.”)

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ADDITIONAL INFORMATION

The Company may satisfy SEC rules regarding delivery of proxy statements and annual reports by delivering a single proxy statement and annual report to an address shared by two or more Company shareholders. This delivery method is referred to as “householding” and can result in meaningful cost savings for the Company. In order to take advantage of this opportunity, the Company has delivered only one proxy statement and annual report to multiple shareholders who share an address, unless contrary instructions were received from impacted shareholders prior to the mailing date. We undertake to deliver promptly upon written or oral request a separate copy of the proxy statement and/or annual report, as requested, to a shareholder at a shared address to which a single copy of these documents was delivered. If you hold stock as a registered shareholder and prefer to receive separate copies of a proxy statement or annual report either now or in the future, contact the Company at 1-406-373-8700 or please send a written request to Stillwater Mining Company, 1321 Discovery Drive, Billings, Montana 59102, Attention: Secretary. If your stock is held through a broker or bank and you prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact such broker or bank. If you are currently a shareholder sharing an address with another shareholder and wish to receive only one copy of future notices or annual meeting materials for your household, please contact the Company at the above phone number or address.

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GENERAL

The Board knows of no matters other than the foregoing to be brought before the meeting. The enclosed proxy, however, gives discretionary authority to the named proxies in the event that any additional matters should be presented.

By Order of the Board,

Brent R. Wadman
Deputy General Counsel & Corporate Secretary

PRELIMINARY PROXY MATERIALS — SUBJECT TO COMPLETION

ANNEX A TO 2013 PROXY STATEMENT

ADDITIONAL INFORMATION REGARDING PARTICIPANTS

IN THE SOLICITATION

Under applicable SEC rules and regulations, members of the Board of Directors, the Board’s nominees, and certain officers and other employees of the Company are “participants” with respect to the Company’s solicitation of proxies in connection with the Annual Meeting. The following sets forth certain information about the persons who are “participants.”

Directors and Nominees

The following table sets forth the names and business addresses of the Company’s directors (all of whom are also nominees for director), as well as the names and principal business addresses of the corporation or other organization in which the principal occupations or employment of the directors is carried on. The principal occupations or employment of the Company’s directors are set forth under the heading “Proposal 1: Election of Directors” in this Proxy Statement.

Name	Business Name and Address
Francis R. McAllister	Stillwater Mining Company, 1321 Discovery Drive, Billings, MT 59102
Craig L. Fuller	The Fuller Company, 8516 Old Dominion Drive, McLean, VA 22102-1214
Steven S. Lucas	Nielsen Merksamer Parrinello Gross & Leoni LLP, 2350 Kerner Boulevard, Suite 250, San Rafael, CA 94901
Patrick M. James	Stillwater Mining Company, 1321 Discovery Drive, Billings, MT 59102
Michael S. Parrett	Stillwater Mining Company, 1321 Discovery Drive, Billings, MT 59102
Sheryl K. Pressler	Stillwater Mining Company, 1321 Discovery Drive, Billings, MT 59102
Gary A. Sugar	Stillwater Mining Company, 1321 Discovery Drive, Billings, MT 59102
George M. Bee	Stillwater Mining Company, 1321 Discovery Drive, Billings, MT 59102

Certain Officers and Other Employees

The following table sets forth the name and principal occupation of the Company’s officers and employees who are “participants.” The principal occupation refers to such person’s position with the Company, and the principal business address of each such person is 1321 Discovery Drive, Billings, Montana 59102.

Name	Principal Occupation
Gregory A. Wing	Vice President; Chief Financial Officer
Terrell I. Ackerman	Vice President, Corporate Development
Kevin G. Shiell	Vice President, Mining Operations
Mike C. Beckstead	Manager, Investor Relations

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Information Regarding Ownership of the Company’s Securities by Participants

Except as described in this Annex A or in this Proxy Statement, none of the persons listed above under “Directors and Nominees” or “Certain Officers and Other Employees” owns any Company securities of record that they do not own beneficially. The number of Company securities beneficially owned by directors and named executive officers as of February 2, 2013 is set forth under the heading “Security Ownership of Certain Beneficial Owners and Management” in this Proxy Statement. The number of Company securities beneficially owned by the Company’s other officers and employees who are “participants” as of February 2, 2013 is set forth below.

Name	Company Securities Owned
Mike C. Beckstead	2,711

Information Regarding Transactions in the Company’s Securities by Participants

The following table sets forth purchases and sales of the Company’s securities during the past two years by the persons listed above under “Directors and Nominees” and “Certain Officers and Other Employees.” None of the purchase price or market value of the securities listed below is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Company Securities Purchased or Sold (2/2/11 through 2/2/13)

Name	Date	Number of Shares, Non- Qualified Options and Deferred Units Acquired or (Disposed of)	Transaction Description
Francis R. McAllister	February 17, 2011	79,764	9
	March 7, 2011	(61,500)	7
	December 28, 2011	(37,000)	8
	February 17, 2012	267,512	9
	August 13, 2012	(21,900)	7
	August 13, 2012	(98,100)	7
	December 14, 2012	(45,000)	8
	December 17, 2012	(500)	8

Craig L. Fuller	May 3, 2011	2,869	9
	April 26, 2012	6,535	9

Steven S. Lucas	March 31, 2011	337	12
	May 3, 2011	2,869	9
	June 30, 2011	487	12
	September 30, 2011	1,421	4

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Name	Date	Number of Shares, Non- Qualified Options and Deferred Units Acquired or (Disposed of)	Transaction Description
	November 3, 2011	574	3
	December 31, 2011	825	4
	March 31, 2012	837	4
	April 26, 2012	6,535	3
	June 30, 2012	931	4
	September 30, 2012	814	4
	October 26, 2012	1,307	3
	December 31, 2012	845	4

Patrick M. James	March 31, 2011	327	4
	May 3, 2011	2,869	3
	June 30, 2011	341	4
	September 30, 2011	882	4
	November 3, 2011	574	3
	December 31, 2011	717	4
	March 31, 2012	961	4
	April 26, 2012	6,535	3
	June 30, 2012	1,063	4
	September 30, 2012	922	4
	October 26, 2012	1,307	3
	December 31, 2012	968	4

Michael S. Parrett	May 3, 2011	2,869	3
	November 3, 2011	574	4
	April 26, 2012	6,535	3
	October 26, 2012	1,307	4

Sheryl K. Pressler	May 3, 2011	2,869	3
	November 3, 2011	574	4
	April 26, 2012	6535	3
	October 26, 2012	1,307	4

Gary A. Sugar

George M. Bee	October 4, 2011	15,550	5

Gregory A. Wing	February 17, 2011	12,971	3
	March 7, 2011	(13,000)	1
	December 13, 2011	(2,250)	2
	February 17, 2012	45,238	3
	August 13, 2012	(25,000)	1
	December 14, 2012	(2,000)	2

Terrell I. Ackerman	February 17, 2011	7,823	3
	March 7, 2011	(7,100)	1
	February 17, 2012	26,927	3

PRELIMINARY PROXY — SUBJECT TO COMPLETION

Name	Date	Number of Shares, Non- Qualified Options and Deferred Units Acquired or (Disposed of)	Transaction Description
	August 13, 2012	(26,303)	1
	September 13, 2012	(1,303)	1
	January 14, 2012	(1,385)	1
	January 14, 2012	(1385)	1

Kevin G. Shiell	February 17, 2011	7,209	3
	February 28, 2011	(450)	1
	March 7, 2011	(1,000)	1
	March 14, 2011	(3,000)	1
	March 16, 2011	(4,500)	1
	March 16, 2011	(1,451)	1
	March 16, 2011	(940)	1
	February 17, 2012	23,011	3
	August 13, 2012	(4,900)	1

Mike C. Beckstead	April 8, 2011	1,000	3
	March 15, 2012	1,711	3

(1)	Open market sale
(2)	Gift of shares
(3)	Grant of Restricted Stock Units
(4)	20% Company match, in the form of Company stock, on fees and stock awards deferred in the form of stock into the Non-Employee Directors’ Deferral Plan.
(5)	George Bee’s shares of the Company were acquired through a share exchange in connection with the Company’s acquisition of Peregrine on October 4, 2011.

Miscellaneous Information Concerning Participants

Except as described in this Annex A or in this Proxy Statement, neither any participant nor any of their respective associates or affiliates (together, the “Participant Affiliates”) is either a party to any transaction or series of transactions since January 1, 2012 or has knowledge of any current proposed transaction or series of proposed transactions (i) to which the Company or any of its subsidiaries was or is to be a participant, (ii) in which the amount involved exceeds $120,000 and (iii) in which any participant or Participant Affiliate had, or will have, a direct or indirect material interest. Furthermore, except as described in this Annex A or in this Proxy Statement, (a) no participant or Participant Affiliate, directly or indirectly, beneficially owns any securities of the Company or any securities of any subsidiary of the Company, and (b) no participant owns any securities of the Company of record but not beneficially.

Except as described in this Annex A or in this Proxy Statement, no participant or Participant Affiliate has entered into any agreement or understanding with any person with respect to any future employment by the Company or any of its affiliates or any future transactions to which the Company or any of its affiliates will or may be a party.

PRELIMINARY PROXY — SUBJECT TO COMPLETION

Except as described in this Annex A or in this Proxy Statement, there are no contracts, arrangements or understandings by any participant or Participant Affiliate since January 1, 2012 with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Except as described in this Annex A or in this Proxy Statement, and excluding any director or executive officer of the Company acting solely in that capacity, no person who is a party to an arrangement or understanding pursuant to which a nominee for election as director is proposed to be elected has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting.

STILLWATER MINING COMPANY

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of Stillwater Mining Company common stock for the upcoming Annual Meeting of Stockholders.

YOU CAN VOTE TODAY IN ONE OF THREE WAYS:

1.	Vote by Telephone – Call toll-free from the U.S. or Canada at 1-866-814-2808, on a touch-tone telephone. If outside the U.S. or Canada, call 1-215-521-1344. Please follow the simple instructions provided. You will be required to provide the unique control number printed below.

OR

2.	Vote by Internet – Please access https://www.proxyvotenow.com/swc, and follow the simple instructions provided. Please note you must type an “s” after “http”. You will be required to provide the unique control number printed below.

CONTROL NUMBER:

You may vote by telephone or Internet 24 hours a day, 7 days a week.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had executed a white proxy card.

OR

3.	Vote by Mail – If you do not have access to a touch-tone telephone or to the Internet, please sign, date and return the proxy card in the envelope provided, or mail to: Stillwater Mining Company, c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5155, New York, NY 10150-5155.

▼ TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

The Board of Directors recommends a vote FOR each of the following director nominees, FOR Proposals 2 and 3 and AGAINST Proposal 4:

1. Election of Directors	For All	Withhold All	For All Except*
01–Craig L. Fuller	☐	☐	☐
02–Patrick M. James
03–Steven S. Lucas
04–Michael S. Parrett
05–Francis R. McAllister
06–Sheryl K. Pressler
07–Gary A. Sugar
08–George M. Bee

2. To ratify the appointment of KPMG LLP as the Company’s independent registered accounting firm for 2013.	For ☐	Against ☐	Abstain ☐

3. Advisory vote to approved named executive officer compensation.	For ☐	Against ☐	Abstain ☐

4. Shareholder-proposed By-law Amendment to Require Supermajority Voting for Certain Board Actions.	For ☐	Against ☐	Abstain ☐

INSTRUCTION: To withhold your vote from an individual nominee, mark “For All Except” and write the number of the nominee(s) from whom you wish to withhold here:

Date:

Signature:

Signature:
(if joint owner)
Title(s):

NOTE: PLEASE SIGN NAME(S), EXACTLY AS SHOWN HEREON. WHEN SIGNING AS EXECUTOR, TRUSTEE, ATTORNEY, ADMINISTRATOR, GUARDIAN, PARTNER OR CORPORATE OFFICER, GIVE FULL TITLE AS SUCH. WHEN SHARES HAVE BEEN ISSUED IN THE NAMES OF TWO OR MORE PERSONS, ALL SHOULD SIGN.

PLEASE VOTE TODAY!

SEE REVERSE SIDE

FOR THREE EASY WAYS TO VOTE.

▼ TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

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STILLWATER MINING COMPANY

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON [—]

W H I T E P R O X Y

The undersigned hereby appoints Francis R. McAllister and Brent R. Wadman as proxies, each with full power of substitution, to vote all shares of common stock of Stillwater Mining Company of record in the name of the undersigned at the close of business on [—], 2013 at the Annual Meeting of Stockholders of Stillwater Mining Company to be held on [—], 2013 at 10:00 a.m. (Mountain Standard Time) at the Stillwater Mine, 2562 Nye Road, Nye, Montana, or at any postponements or adjournments thereof, hereby revoking all former proxies.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

This proxy, when properly executed, will be vote in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE THEN THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED IN ITEM 1, “FOR” THE RATIFICATION OF AUDITORS IN ITEM 2, “FOR” THE APPROVAL BY ADVISORY VOTE OF THE COMPANY’S EXECUTIVE OFFICER COMPENSATION IN ITEM 3, AND “AGAINST” THE BY-LAW AMENDMENT IN ITEM 4.

IMPORTANT — THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.